Exhibit 99.1

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT

Dated as of February 11, 2014 and

Effective as of February 18, 2014

Among

WELLS FARGO BANK, NATIONAL ASSOCIATION, Buyer

And

AG MIT WFB1 2014 LLC, Seller

SCHEDULES

Schedule 1-A	Representations and Warranties with Respect to Mortgage Loans

Schedule 1-B	Representations and Warranties with Respect to REO Properties

Schedule 2	Notice Addresses and Wire Instructions

Schedule 3	Schedule of Indebtedness

Schedule 4	Schedule of Accounts

Schedule 5	Schedule of Average State Timelines Regarding Foreclosures

EXHIBITS

EXHIBIT A	Reserved

EXHIBIT B	Form of Servicer Letter Agreement

EXHIBIT C	Form of Closing Certificate

EXHIBIT D	Form of Compliance Certificate

EXHIBIT E	Form of Confirmation

EXHIBIT F	Form of Mortgage Loan Schedule

EXHIBIT G	Form of REO Property Schedule

EXHIBIT H	Form of Transaction Request

EXHIBIT I	Form of Power of Attorney

EXHIBIT J	Form of Purchased Asset Data Summary

EXHIBIT K	Form of Assignment and Acceptance

EXHIBIT L	Reserved

EXHIBIT M	Form of Monthly Servicing Report

v

THIS MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT, dated as of February 11, 2014 is made by and between AG MIT WFB1 2014 LLC, a Delaware limited liability company (“Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Buyer”) and is effective as of February 18, 2014. Seller, Grantor Trust, Pass-Through Trust, Titling Trust and Buyer (each a “Party”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer to Seller and Seller to repurchase such Assets in a repurchase transaction at a date not later than the Facility Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01 Definitions.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Account Bank”: Wells Fargo Bank, National Association, or any other bank approved by Buyer.

“Account Control Agreement”: The Account Control Agreement(s) entered into among Seller, Grantor Trust, Pass-Through Trust, Titling Trust, Account Bank and Buyer, with respect to the Accounts, as amended, supplemented or otherwise modified from time to time.

“Accounts”: The Interest Reserve Account, each Underlying Entity Account and the Waterfall Account, collectively.

“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the knowledge of such Person and each of its employees, officers, directors and agents.

“Additional Amount”: The meaning specified in Section 12.06(a).

“Additional Purchased Assets”: The meaning specified in Section 4.01.

“Additional Trust Interests”: The incremental, proportionate increase (if any) to the value of the Grantor Trust Interests or the Pass-Through Trust Interests, as applicable, resulting from the contribution of one or more Underlying Assets to the Titling Trust and the issuance of related Participation Interests to the Grantor Trust or Pass-Through Trust, as applicable.

“Adjusted Tangible Net Worth”: With respect to any Person as of a particular date, the total shareholder equity minus the sum of (i) the value of such Person’s goodwill, (ii) the value of all of such Person’s intangible assets, both as reflected on such Person’s financial statements (iii) prepaid taxes and/or expenses, and (iv) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or Affiliate, in each case determined in accordance with GAAP.

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agency”: Fannie Mae or Freddie Mac, as applicable.

“Agency Security”: Any security which is (i) issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation or (ii) guaranteed by the Government National Mortgage Association.

“Aggregate Purchase Price”: As of any date of determination, the aggregate outstanding Purchase Price of all Purchased Assets subject to a Transaction.

“Agreement”: This Master Repurchase Agreement and Securities Contract, dated as of the Closing Date, by and between Seller and Buyer, as the same may be amended, supplemented, or modified thereto from time to time, and which shall include all Schedules and Exhibits thereto.

“AG MIT Guarantor”: AG MIT, LLC, a Delaware limited liability company.

“ALTA”: The American Land Title Association.

“Alternative Rate”: A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

“Amortization Period”: The period commencing on the last day of the Funding Period and ending on the Facility Termination Date, during which period no additional funding requests may be made hereunder.

“Anti-Terrorism Laws”: Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the Patriot Act.

“Applicable Percentage”: For each Purchased Asset, the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date therefor (as specified in the relevant Confirmation), up to the Maximum Applicable Percentage.

“Assets”: Collectively, the Grantor Trust Interests and the Pass-Through Trust Interests, or either of them, as the context shall require, together with the beneficial interests in the related Underlying Assets and related Participation Interests.

“Assignment and Assumption Agreement”: Each Assignment and Assumption Agreement effectuating the conveyance and transfer of HUD Pool Loans from the HUD Purchaser to the Titling Trust.

“Assignment and Contribution Agreement”: Each Assignment and Contribution Agreement by and between Seller, Grantor Trust and the Titling Trust, pursuant to which Underlying Assets acquired by the Seller are contributed and/or sold to the Titling Trust, in each case as amended, supplemented or otherwise modified from time to time, which may include each Assignment and Assumption Agreement, as applicable.

“Assignment of Mortgage”: With respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“BPO”: With respect to any Mortgage Loan other than a Performing Mortgage Loan and any REO Property, an opinion of the BPO Value of a Mortgaged Property or REO Property obtained by the related Seller at Seller’s expense from a licensed real estate agent or broker (acceptable to Buyer) which generally includes three comparable sales and three comparable listings.

“BPO Value”: The stated dollar value contained in a BPO regarding the fair market value of a Mortgaged Property or REO Property.

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California, Delaware or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents.

“Buyer’s Margin Percentage”: With respect to any Purchased Asset, as of any date of determination, the quotient (expressed as a percentage) obtained by dividing one (1) by the Applicable Percentage used to calculate the related Purchase Price on the related Purchase Date.

“Buyer’s Maximum Margin Percentage”: With respect to any Purchased Asset, as of any date of determination, the quotient (expressed as a percentage) obtained by dividing one (1) by the sum of (i) the Applicable Percentage used to calculate the related Purchase Price on the related Purchase Date and (ii) 5%.

“CAA Agreement”: The applicable Conveyance, Assignment and Assumption Agreement (including all related “Riders”), between HUD and HUD Purchaser.

“Consent to Assignment”: Each Consent to Assignment executed by HUD, acknowledging and consenting to the assignment of HUD Purchaser’s rights, title and interest to the HUD Pool Loans purchased under the relevant CAA Agreement and the Assignment and Assumption Agreement, together with the obligations thereunder, to the Titling Trust.

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or un-certificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, any and all trust certificates representing ownership of a trust, and any and all warrants or options to purchase any of the foregoing.

“Change of Control”: The occurrence of any of the following events (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of Equity Interests of any Relevant Party entitled to vote generally in the election of the directors, (b) Program Administrator ceases to be an Affiliate or the manager of Seller, (c) Seller ceases to directly own or Control, of record and beneficially, 100% of the Equity Interests of the Grantor Trust or the Pass-Through Trust, (d) the Seller ceases to directly own or Control, of record and beneficially, 100% of the Equity Interests of the Titling Trust, (e) REIT Guarantor shall cease to directly or indirectly own or Control, of record and beneficially, 100% of the Equity Interests of Seller or AG MIT Guarantor, (f) AG MIT Guarantor shall cease to directly own or Control, of record and beneficially, 100% of the Equity Interests of Seller.

“Closing Certificate”: A true and correct certificate in the form of Exhibit C.

“Closing Date”: February 11, 2014.

“Code”: The Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit D.

“Confirmation”: A purchase confirmation in the form of Exhibit E, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01.

“Contingent Liabilities”: With respect to any Person as of any date, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Conversion Date”: With respect to any Underlying Asset and related Participation Interests, the date on which the related Grantor Trust Interests and Pass-Through Trust Interests become Converted Trust Interests.

“Converted Trust Interests”: Defined in Section 3.01(h).

“Custodial Agreement”: The Custodial Agreement entered into among Buyer, Custodian, Seller and Titling Trust, as the same may be amended, modified or supplemented from time to time.

“Custodian”: Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: Defined in the Fee Letter.

“Depositor”: AG MIT WFB1 2014 LLC.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Dollars” and “$”: Lawful money of the United States of America.

“Due Date”: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Early Repurchase Date”: Defined in Section 3.04.

“Eligible Assets”: Collectively, the Eligible Mortgage Loans, Eligible REO Properties, Eligible Grantor Trust Interests, and Eligible Pass-Through Trust Interests, or any of them, as the context may require.

“Eligible Assignee”: Any of the following Persons designated by Buyer for purposes of Section 18.08(c): (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when a Default or Event of Default exists. Such Person shall provide to Seller such duly executed IRS forms as Seller reasonably requests.

“Eligible Grantor Trust Interests”: Each Grantor Trust Interest (including related Additional Trust Interests) as to which (a) each of the representations and warranties in Sections 7.06, 7.10, 7.12 and 7.14 are true and correct in all material respects, and (b) each of the following eligibility requirements are satisfied:

(i)	Such Grantor Trust Interests represent the beneficial and economic interests in Participation Interests issued by the Titling Trust to the Grantor Trust in respect of Underlying Assets consisting of Eligible Mortgage Loans;

(ii)	Such Grantor Trust Interests are wholly owned by Seller;

(iii)	Such Grantor Trust Interests are evidenced by the Grantor Trust Certificate;

(ii)	No Representation Breach exists with respect to such Grantor Trust Interests;

(iii)	Such Grantor Trust Interests are approved by Buyer in its discretion;

(vi)	The Grantor Trust Agreement and Participation Agreement expressly permits Buyer, as holder of the Grantor Trust Interests, to unilaterally unwind the Grantor Trust and access the related Underlying Assets (together with the related Participation Interests) without any further action or approval by any Relevant Party; and

(vii)	Any other eligibility criteria as mutually agreed to by Buyer and Seller;

provided, that notwithstanding the failure of the Grantor Trust Interests to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Grantor Trust Interests as an Eligible Asset, which designation (1) may include a temporary or permanent waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset subject to the waiver).

“Eligible Mortgage Loan”: Any Mortgage Loan that was acquired by the Seller under a Purchase Agreement, transferred to Titling Trust pursuant to an Assignment and Contribution Agreement, and as to which (a) bare legal title is wholly owned by the applicable Titling Trust and 100% of the economic and beneficial interests therein is evidenced by the Participation Interests issued to the Grantor Trust, (b) each of the representations and warranties in Sections 7.06, 7.10, 7.11, and 7.12 and Schedule 1-A are true and correct in all material respects, (c) all required Underlying Asset Documents have been delivered to the Custodian and a trust receipt has been provided to Buyer without exceptions unless otherwise expressly waived by Buyer, (d) Buyer has approved such Mortgage Loan in its reasonable discretion, and (e) each of the following eligibility requirements are true and correct:

(i)	At the time it was made, such Mortgage Loan complied in all material respects with all applicable local, state and federal laws, including but not limited to all predatory lending laws;

(ii)	Such Mortgage Loan is secured by a first priority mortgage or deed of trust on real property;

(iii)	The BPO Value for such Mortgage Loan exceeds $50,000;

(iv)	The unpaid principal balance of such Mortgage Loan is equal to or exceeds $50,000;

(v)	Such Mortgage Loan is not a “Section 32” loan;

(vi)	Such Mortgage Loan is not a High Cost Mortgage Loan;

(vii)	The Foreclosure Age of such Mortgage Loan does not exceed the applicable Maximum Foreclosure Age;

(viii)	The aggregate, unreimbursed protective servicing advances made by the related servicer with respect to such Mortgage Loan are less than (i) 15% of the BPO Value of the related Mortgaged Property and (ii) 15% of the unpaid principal balance of such Mortgage Loan;

(ix)	The information set forth in the related Mortgage Loan Schedule with respect to such Mortgage Loan is true and correct in all material respects as of the date or dates respecting which the information is furnished;

(x)	The related Mortgaged Property is neither a cooperative nor a condotel unit, unless otherwise approved in writing by Buyer;

(xi)	The related Mortgaged Property is located in the jurisdiction identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high rise condominium project, or an individual unit in a planned unit development or a de minimus planned unit development, a manufactured home, or shares in a co-operative;

(xii)	There are no future funding obligations on the part of Seller or Buyer or any other Person with respect to such Mortgage Loan;

(xiii)	A BPO has been conducted on the related Mortgaged Property no more than ninety (90) days prior to the related Purchase Date;

(xiv)	A BPO has been conducted and delivered to Buyer with respect to the related Mortgaged Property every one hundred eighty (180) days; provided that such Mortgage Loan is subject to a Transaction and Seller has provided all valuation data equivalent to competitive market analysis or otherwise generated by Servicers monthly;

(xv)	The Mortgaged Property with respect to such Mortgage Loan is located in the United States, and the related Obligors are domiciled in the United States and are not Sanctioned Entities, and all obligations thereunder and under the related Underlying Asset Documents are denominated and payable in Dollars;

(xvi)	If such Mortgage Loan is a MERS Loan, it shall have been deregistered from MERS in the name of the Titling Trust and an Assignment of Mortgage executed in blank with respect to such Mortgage Loan shall have been delivered to Custodian;

(xvii)	Such Mortgage Loan is deemed to be eligible in the sole discretion of the Buyer;

(xviii)	Except as permitted in clause (xix), such Mortgage Loan is a Sub-Performing Mortgage Loan or a Non-Performing Mortgage Loan;

(xix)	If such Mortgage Loan is a Performing Mortgage Loan, the Purchase Price of such Mortgage Loan, when added to the aggregate Purchase Price of all Performing Mortgage Loans then subject to Transactions, is less than or equal to the product of (i) 75% and (ii) the Aggregate Purchase Price; and

(xx)	Any other eligibility criteria as mutually agreed to by Buyer and Seller;

provided, that notwithstanding the failure of an Underlying Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Underlying Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Underlying Assets and Purchased Assets must be Eligible Assets (including any Underlying Assets that are similar or identical to the Underlying Asset or Purchased Asset subject to the waiver).

“Eligible Pass-Through Trust Interests”: Each Pass-Through Trust Interest (including related Additional Trust Interests and Converted Trust Interests) as to which (a) each of the representations and warranties in Sections 7.06, 7.10, 7.12 and 7.14 are true and correct in all material respects, and (b) each of the following eligibility requirements are satisfied:

(i)	Such Pass-Through Trust Interests represent the beneficial and economic interests in Participation Interests issued by the Titling Trust to the Pass-Through Trust in respect of Underlying Assets consisting of Eligible REO Property;

(ii)	Such Pass-Through Trust Interests are wholly owned by Seller;

(iii)	Such Pass-Through Trust Interests are evidenced by the Pass-Through Trust Certificate;

(iv)	No Representation Breach exists with respect to such Pass-Through Trust Interests;

(v)	Such Pass-Through Trust Interests are approved by Buyer in its discretion;

(vi)	The Pass-Through Trust Agreement and Participation Agreement expressly permits Buyer, as holder of the Pass-Through Trust Interests, to unilaterally unwind the Pass-Through Trust and access the related Underlying Assets (together with the related Participation Interests) without any further action or approval by any Relevant Party; and

(vii)	Any other eligibility criteria as mutually agreed to by Buyer and Seller;

provided, that notwithstanding the failure of any Pass-Through Trust Interests to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming Pass-Through Trust Interests as an Eligible Asset, which designation (1) may include a temporary or permanent waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset subject to the waiver).

“Eligible REO Property”: An REO Property that was either acquired by the Seller under a Purchase Agreement and transferred to Titling Trust pursuant to an Assignment and Contribution Agreement or is the result of a foreclosure on an Eligible Mortgage Loan and as to which (a) bare legal title is wholly owned by the applicable Titling Trust and 100% of the economic and beneficial interests therein is evidenced by the Participation Interests issued to the Pass-Through Trust, (b) each of the representations and warranties in Sections 7.06, 7.10, 7.11, and 7.12 and Schedule 1-B are true and correct in all material respects, (c) all required Underlying Asset Documents have been delivered to the Custodian without exceptions unless otherwise waived by Buyer as described below, (d) the related REO Deed has been recorded or sent for recordation, in either case, in the name of the Titling Trust, and (e) each of the following eligibility requirements are satisfied unless otherwise waived in writing by Buyer as described below:

(i)	The information set forth in the related REO Property Schedule is true and correct in all material respects as of the date or dates respecting which the information is furnished;

(ii)	No Representation Breach exists with respect to such REO Property;

(iii)	Unless it was previously an Eligible Mortgage Loan, such REO Property has been approved as an Underlying Asset by Buyer;

(iv)	There are no future funding obligations on the part of Seller or Buyer or any other Person with respect to such REO Property;

(v)	The related Mortgaged Property with respect to such REO Property is located in the United States and all obligations thereunder and under the Asset Documents are denominated and payable in Dollars;

(vi)	A BPO has been conducted on such REO Property no longer than ninety (90) days prior to the related Purchase Date;

(vii)	A BPO has been conducted and delivered to Buyer with respect to the related Mortgaged Property every one hundred eighty (180) days; provided that such REO Property is subject to a Transaction and Seller has provided all valuation data equivalent to competitive market analysis or otherwise generated by Servicers monthly;

(viii)	The Purchase Price of such REO Property, when added to the aggregate Purchase Price of all REO Properties then subject to Transactions, is less than or equal to the product of (i) 5% and (ii) the Aggregate Purchase Price; and

(ix)	Any other eligibility criteria as mutually agreed to by the Buyer and Sellers;

provided, that notwithstanding the failure of an REO Property to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non-conforming REO Property as an Eligible REO Property, which designation (1) may include a temporary or permanent waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other REO Properties must be Eligible Assets (including any REO Properties that are similar or identical to the REO Property subject to the waiver).

“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership, beneficial and/or economic interest in such Person (including partnership, member or other equity interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”: Any entity, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which Seller or any Relevant Party is a member.

“Escrow Payments”: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default”: Defined in Section 10.01.

“Exit Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Extension Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Facility Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Facility Margin Call”: Defined in Section 4.01(a)(ii).

“Facility Margin Deficit”: Defined in Section 4.01(a)(ii).

“Facility Termination Date”: The earliest of (i) February 9, 2016, (ii) any Accelerated Repurchase Date, and (iii) any date on which the Facility Termination Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.

“Fannie Mae”: Fannie Mae, or any successor thereto.

“Fee Letter”: The fee and pricing letter, dated as of February 11, 2014, among Buyer and Seller, as amended, supplemented or otherwise modified from time to time.

“Financial Reporting Person”: Defined in Section 8.09(d).

“Fitch”: Fitch Ratings, Inc. or if Fitch Ratings, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Foreclosure Age”: For any Mortgage Loan that is in foreclosure, the number of days elapsed from the initial attorney referral date.

“Freddie Mac”: Freddie Mac, or any successor thereto.

“Funding Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Funding Period”: The period beginning on the Closing Date and ending on the earlier to occur of (a) February 10, 2015 and (b) the Facility Termination Date.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.

“Grantor Trust”: BCAT 2014-WFB1-GT, which is a New York common law trust (i) with respect to which the Grantor Trust Agreement specifies that the trust is a grantor trust, and (ii) that owns Participation Interests in Underlying Assets consisting of Mortgage Loans.

“Grantor Trust Agreement”: That certain Pooling Agreement to be entered into among Depositor, Program Administrator, Securities Administrator and Trustee, together with the Standard Terms to Pooling Agreement (February 2014 Edition), in each case as amended, supplemented or otherwise modified from time to time.

“Grantor Trust Agreement Side Letter”: The letter agreement to be entered into among Buyer, Depositor, Program Administrator, Securities Administrator and Trustee setting forth, among other items, an acknowledgment of Buyer’s rights to unwind the Grantor Trust and dispose of the related Participation Interests following the occurrence of an Event of Default.

“Grantor Trust Certificate”: The certificate issued by the Grantor Trust pursuant to the related Grantor Trust Agreement evidencing 100% of the Grantor Trust Interests in the Grantor Trust.

“Grantor Trust Interests”: Any and all of the beneficial interests, including units of trust interest designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code), in the Grantor Trust, including, without limitation, all its rights to participate in the operation or management of the Grantor Trust and all its rights to properties, assets, trust interests and distributions under the Grantor Trust Agreement in respect of such trust interests.

“Grantor Trust Interests” also include (i) all accounts receivable arising out of the Grantor Trust Agreement; (ii) all general intangibles arising out of the Grantor Trust Agreement; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights of in, to and under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of the Grantor Trust).

“Gross Margin”: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Guarantor”: Each of REIT Guarantor and AG MIT Guarantor, or both of them, as the context shall require.

“Guaranty”: The Guaranty dated as of February 11, 2014 made by the Guarantors, on a joint and several basis, in favor of Buyer, as amended, supplemented or otherwise modified from time to time.

“Guaranty Default”: If, at any time, either (a) the obligations of any Guarantor under the Guaranty shall cease to be in effect, or (b) any Guarantor shall breach any provision of the Guaranty.

“Guaranty Obligations”: The meaning set forth in the Guaranty.

“High Cost Mortgage Loan”: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).

“HUD”: The U.S. Department of Housing and Urban Development.

“HUD Pool Loan”: A Mortgage Loan acquired by HUD Purchaser from HUD under a CAA Agreement and assigned to the applicable Underlying Entity in connection with HUD’s Single Family Loan Sale 2013-2.

“HUD Purchase Documents”: Each CAA Agreement, each Assignment and Assumption Agreement, each Consent to Assignment and each other document and agreement entered into in connection with the direct or indirect acquisition by the Titling Trust of such Mortgage Loans from HUD.

“HUD Purchaser”: Seller, as the purchaser under a CAA Agreement with HUD.

“Income”: With respect to any Purchased Asset and related Underlying Asset, all of the following (in each case with respect to the entire par amount of such Underlying Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Underlying Asset): (a) all Principal Payments, (b) all Interest Payments, (c) all Net Liquidation Proceeds and all other income, dividends, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Underlying Asset, including prepayment fees, extension fees, exit fees, any rental payments, if any, and all proceeds of any Underlying Asset received upon securitization, liquidation, foreclosure, short sale, third-party sale or other disposition (including any Sale and Disposition), transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, insurance payments, judgments, settlements and proceeds, and (d) all other “proceeds” as defined in Section 9-102(64) of the UCC, including all collections or distributions thereon or other income or receipts therefrom or in respect thereof; provided, that any amounts that under the applicable Underlying Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Underlying Asset Documents, (ii) the holder of the related Underlying Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Underlying Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Underlying Asset Documents.

“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off-Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any obligation that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy-back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non-Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amount”: Defined in Section 13.01.

“Indemnified Person”: Defined in Section 13.01.

“Index”: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Initial Purchase Date”: The date on which Buyer and Seller consummate the Initial Transaction hereunder.

“Initial Transaction”: The Transaction entered into between Buyer and Seller in which the Initial Trust Interests are sold by Seller to Buyer.

“Initial Trust Interests”: 100% of the Equity Interests in each of the Grantor Trust and the Pass-Through Trust as of the Initial Purchase Date.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Payments”: With respect to any Purchased Asset, all payments of interest, including default interest, received from time to time.

“Interest Rate Adjustment Date”: The date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interest Reserve Account”: The segregated account established by Seller and maintained pursuant to this Agreement for the benefit of Buyer, for the purpose of holding funds in an amount equal to the Required Amount. The amounts on deposit in the Interest Reserve Account shall be invested and any interest earned shall be held for the benefit of the Seller. The Interest Reserve Account shall be established with the Account Bank and shall be subject to the Account Control Agreement.

“Interim Servicer”: Any servicer that is servicing one or more Underlying Assets at the time such Underlying Assets are acquired by Titling Trust on an interim basis.

“Internal Control Event”: Fraud that involves management or other employees of any Relevant Party or any of their Affiliates, who have a significant role in the internal controls of any Relevant Party; provided, however, that solely with respect to fraud related to any Affiliate of any Relevant Party, such fraud is reasonably likely to have a Material Adverse Effect.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Investment Manager”: AG REIT Management, LLC, a Delaware limited liability company.

“Knowledge”: Means (a) with respect to any Person and Sections 3.01, 7.06, 7.10, 7.11, 7.12 and 8.10(a) and Schedules 1-A and 1-B hereof, the Actual Knowledge of such Person, and (b) with respect to any Person and in all other instances, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“Letter Agreement”: Any of the Titling Trust Agreement Side Letter, the Grantor Trust Agreement Side Letter, the Pass-Through Trust Side Letter, and the Participation Agreement Side Letter, or all of them, as the context shall require.

“Leverage Ratio”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“LIBO Rate”: For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) determined for such Pricing Period in accordance with the following formula:

LIBOR for such Pricing Period
1 - Reserve Requirement

“LIBOR”: For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) for deposits in Dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Pricing Rate Reset Date for such Pricing Period. If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Pricing Rate Reset Date, Buyer shall request the principal London office of the Reference Banks selected by Buyer to provide such banks’ offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Reset Date for amounts of not less than the Aggregate Purchase Price. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such banks’ rate (expressed as a percentage per annum) for loans in Dollars to leading banks in the international Eurocurrency market for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Reset Date for amounts of not less than the Aggregate Purchase Price of all Purchased Assets. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Liquidity”: With respect to any Person and any date, the sum of (i) the amount of cash or cash equivalents held by such Person, but only to the extent that the amount of such cash and cash equivalents exceeds the amount necessary to satisfy all of the financial covenants and obligations of such Person under the Repurchase Documents, all on and as of such date, (ii) an amount equal to ninety-five percent (95%) of the aggregate market value of any unpledged and unencumbered Agency Securities held by such Person, and (iii) an amount equal to ninety-eight percent (98%) of the aggregate market value of any U.S. Treasury securities held by such Person, in each case determined in accordance with GAAP.

“Margin Asset”: Any Additional Trust Interests transferred to Buyer and marked as a “Margin Asset” on the related Confirmation. For the avoidance of doubt, no Purchase Price will be payable from Buyer to Seller in connection with the transfer of any Margin Asset.

“Margin Call”: Any Transaction Margin Call or Facility Margin Call.

“Margin Deadline”: Defined in Section 4.01(b).

“Margin Deficit”: Any Transaction Margin Call or Facility Margin Call.

“Market Disruption Event”: Any event or events that, in the determination of Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by residential mortgage loans and real property from the status of such markets on the Closing Date, (b) Buyer’s not being able to finance Underlying Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of the “securities market” for securities backed by Underlying Assets, (d) Buyer not being able to sell securities backed by Underlying Assets at prices that would have been reasonable prior to the occurrence of such event or events, or (e) the imposition of a national foreclosure moratorium or regulatory changes, the effect of which would be to materially impair Buyer’s ability to realize on the Underlying Assets.

“Market Value”: As of any date, the value, determined by Buyer of Underlying Assets (including the related Servicing Rights); provided that if a Default or Event of Default by Seller exists, then such determination, in Buyer’s discretion, may be based on the sale of such Underlying Assets in their entirety to a single third-party purchaser taking into account the fact that the Underlying Assets may be sold under circumstances in which Seller is in default under this Agreement. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of the Buyer. Buyer shall have the right to mark to market the Underlying Assets on a daily basis which Market Value with respect to one or more of the Underlying Assets may be determined to be zero. Seller acknowledges that Buyer’s determination of Market Value is for the limited purpose of determining the value of Underlying Assets that are subject to Transactions hereunder through the related Trust Interests without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Underlying Assets achieved by obtaining competing bids in an orderly market in which the originator or servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary asset and servicing due diligence. For the purpose of determining the related Market Value, Buyer shall have the right to request at any time from Seller, an updated valuation for each Purchased Asset, in a form acceptable to the Buyer. Notwithstanding anything else in this definition, the Market Value shall be deemed to be zero with respect to each Underlying Asset with respect to which:

(a) the requirements of the definition of Eligible Asset are not satisfied, as determined by Buyer;

(b) a Representation Breach exists, as determined by Buyer;

(c) any statement, affirmation or certification made or information, document, agreement, report or notice delivered by any Relevant Party to Buyer with respect to such Underlying Asset is untrue in any material respect;

(d) any Retained Interest, funding obligation or any other obligation of any kind has been transferred to Buyer;

(e) Seller fails to tender the Repurchase Price to Buyer with respect to such Underlying Asset by the Repurchase Date;

(f) Buyer determines that a Material Adverse Effect has occurred, including, but not limited to, litigation involving any Purchased Asset;

(g) all Underlying Asset Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

(h) any material Underlying Asset Document has been released from the possession of Custodian under the Custodial Agreement to Seller or Servicer for more than ten (10) days;

(i) Seller or Servicer fails to deliver any reports required hereunder where such failure adversely affects the Market Value thereof or Buyer’s ability to determine Market Value therefor; or

(k) (i) there is material exception in the related trust receipt or bailee letter that has not been expressly waived by Buyer, or (ii) Buyer has not received a trust receipt or bailee letter.

“Material Adverse Effect”: A material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of any Relevant Party, (b) the ability of Seller to pay and perform the Repurchase Obligations, (c) the ability of any Guarantor to pay and perform the Guaranty Obligations, (d) the validity, legality, binding effect or enforceability of any Repurchase Document, Structural Agreement or security interest granted hereunder, (e) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document or the Purchased Assets or any material portion of the Underlying Assets, in each case, as determined by Buyer, or their related Underlying Asset Documents, (f) the Market Value, rating (if applicable), liquidity or other valuation aspect of a material portion of the Underlying Assets, as determined by Buyer, or (g) the perfection or priority of any Lien granted to Buyer under any Repurchase Document.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Maximum Aggregate Purchase Price”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Maximum Applicable Percentage”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Maximum Foreclosure Age”: The related maximum foreclosure age for Mortgage Loans as set forth on Schedule 5 attached hereto, as such Schedule 5 may be updated by Buyer in its discretion from time to time.

“MERS Loan”: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, and which is identified as a MERS Loan on the related Mortgage Loan Schedule.

“Minimum Margin Call Amount”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Monthly Payment”: The scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Interest Rate”: The rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap”: With respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage Loan”: Any fixed rate or adjustable rate and closed-end home equity one-to-four-family residential mortgage loan, closed end line of credit or home equity loan that requires no additional funding that is current (including modified loans), delinquent, and/or in the process of foreclosure and secured by a first Lien Mortgage, and which the Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Underlying Asset Documents and (ii) all right, title and interest of the related Seller in and to the Mortgaged Property covered by such Mortgage.

“Mortgage Loan Documents”: With respect to any Underlying Asset, those documents identified in the Custodial Agreement and executed in connection with, evidencing or governing such Underlying Asset and the related Mortgaged Property and which are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Loan Schedule”: With respect to any Transaction as of any date, a mortgage loan schedule in the form of either (a) Exhibit F attached hereto or (b) a computer tape or other electronic medium generated by or on behalf of Seller, and delivered to Buyer and Custodian, which provides information (including, without limitation, the information set forth on Exhibit F attached hereto) relating to the Underlying Assets which are Mortgage Loans, in a format acceptable to Buyer.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a Mortgage Loan.

“Mortgaged Property”: The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral that pursuant to the related Mortgage secures repayment of the indebtedness evidenced by a Mortgage Note.

“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.

“Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan”: A multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which Seller or any ERISA Affiliate has made during the preceding five years, or is required to make contributions or has any actual or potential liability.

“Net Asset Value”: With respect to any Person, the gross assets of such Person less the aggregate amount of all liabilities of such Person, including, without limitation, all Indebtedness and all absolute and contingent liabilities of any kind, as determined in accordance with GAAP and on a basis consistent with prior periods.

“Net Income”: With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Net Interest Payment”: All Interest Payments less any applicable Servicer Reimbursement Amount, without duplication of any other netting or receipt by Servicer of Servicer Reimbursement Amounts from other sources of funds.

“Net Liquidation Proceeds”: All amounts received in respect of any disposition of Underlying Assets less any applicable Servicer Reimbursement Amount, without duplication of any other netting or receipt by Servicer of Servicer Reimbursement Amounts from other sources of funds other than amounts retained by or paid to the related Servicer under the applicable Servicing Agreement.

“Net Principal Payment”: All Principal Payments less any applicable Servicer Reimbursement Amount, without duplication of any other netting or receipt by Servicer of Servicer Reimbursement Amounts from other sources of funds.

“Net Worth Amount”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Non-Performing Mortgage Loan”: A Mortgage Loan for which any scheduled Monthly Payment is thirty (30) or more days contractually delinquent (without regard to any applicable grace period).

“Non-Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Notice Date”: Defined in Section 3.01(a).

“Obligor”: Individually and collectively, as the context may require, the Mortgagor and other obligor or obligors under an Underlying Asset, including (i) any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Underlying Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Underlying Asset Documents relating to an Underlying Asset.

“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Other Net Income”: All Income other than Principal Payments and Interest Payments less any applicable Servicer Reimbursement Amount, without duplication of any other netting or receipt by Servicer of Servicer Reimbursement Amounts from other sources of funds.

“Participant”: Defined in Section 18.08(b).

“Participation Agent”: Wells Fargo Bank, N.A., not in its individual capacity but solely as Participation Agent hereunder, or any successor in interest or permitted assign, or if any successor Participation Agent shall be appointed as herein provided, then such successor Participation Agent.

“Participation Agreement”: The Participation Agreement to be entered into among Titling Trust, Program Administrator, Seller and Participation Agent in connection with Underlying Assets held in the Titling Trust and for which the Grantor Trust or the Pass-Through Trust is a participant, pursuant to which Participation Interests are issued by the Titling Trust.

“Participation Agreement Side Letter”: The letter agreement to be entered into among Buyer, Titling Trust, Program Administrator, Seller and Participation Agent setting forth, among other items, an acknowledgment of Buyer’s rights following the occurrence of an Event of Default.

“Participation Interests”: With respect to each Underlying Asset, all of the economic, beneficial and equitable ownership interests (together with the related Servicing Rights) therein that is issued by a Titling Trust pursuant to the applicable Participation Agreement and owned by a the Grantor Trust or the Pass-Through Trust, as applicable.

“Pass-Through Trust”: BCAT 2014-WFB1-PT, which is a New York common law trust that owns Participation Interests with respect to REO Properties.

“Pass-Through Trust Agreement”: That certain Pass-Through Trust Agreement to be entered into among Depositor, Program Administrator, Securities Administrator and Trustee, as the same may be amended, supplemented, or otherwise modified from time to time.

“Pass-Through Trust Agreement Side Letter”: The letter agreement to be entered into among Buyer, Depositor, Program Administrator, Securities Administrator and Trustee setting forth, among other items, an acknowledgment of Buyer’s rights to unwind the Pass-Through Trust and dispose of the related Participation Interests following the occurrence of an Event of Default.

“Pass-Through Trust Certificate”: The beneficial interest certificate issued by the Pass-Through Trust pursuant to the Pass-Through Trust Agreement evidencing 100% of the Pass-Through Trust Interests in the Pass-Through Trust.

“Pass-Through Trust Interests”: Any and all of the beneficial interests, including units of trust interest designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code), in the Pass-Through Trust, including, without limitation, all its rights to participate in the operation or management of the Pass-Through Trust and all its rights to properties, assets, trust interests and distributions under the Pass-Through Trust Agreement in respect of such trust interests. “Pass-Through Trust Interests” also include (i) all accounts receivable arising out of the Pass-Through Trust Agreement; (ii) all general intangibles arising out of the Pass-Through Trust Agreement; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights of in, to and under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of the Pass-Through Trust).

“Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“PBGC”: The Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Performing Mortgage Loan”: A Mortgage Loan for which no scheduled Monthly Payment is currently thirty (30) or more days contractually delinquent (without regard to any applicable grace period) and no scheduled Monthly Payment was thirty (30) or more days contractually delinquent (without regard to any applicable grace period) for the twelve (12) month period prior to the related Purchase Date for such Mortgage Loan.

“Permitted Indebtedness”: Any Indebtedness incurred by Seller for the following purposes: (A) any unsecured intercompany Indebtedness of Seller owed to any of its Affiliates (i) to acquire any Purchased Assets, (ii) to repurchase any Purchased Assets from Buyer, (iii) to satisfy a Margin Deficit related to the Purchased Assets, (iv) to fund the Interest Reserve Account, (v) to pay any shortfall or insufficiency attributable to the Price Differential related to the Purchased Assets, and (vi) to pay advisory fees and any other amounts payable to the Program Administrator under the Participation Agreement or otherwise; (B) any Indebtedness attributable to amounts related to the servicing of the Underlying Assets, including without limitation any Servicing Fees or advances for the Underlying Assets; (C) any Indebtedness attributable to the obligations of Seller under the Underlying Asset Documents; and (D) the Indebtedness set forth on Schedule 3 hereto (which Schedule may be updated from time to time).

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable, and (b) Liens imposed by Requirements of Law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) or a plan within the meaning of Section 4975 of the Code in respect of which Seller or any ERISA Affiliate thereof has any actual or potential liability or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be, an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement”: The pledge agreement entered into among the Underlying Entities and Buyer, pursuant to which each Underlying Entity pledges to Buyer a security interest in the assets owned by such Underlying Entity, as amended, supplemented or otherwise modified from time to time.

“Pledged Market Value”: For any Additional Purchased Asset or Margin Asset, an amount equal to the product of the Market Value of such Additional Purchased Asset or Margin Asset, as applicable, times the Applicable Percentage for such Additional Purchased Asset or Margin Asset, as applicable; provided, that the Pledged Market Value for any Additional Purchased Asset or Margin Asset which is not an Eligible Asset shall be zero.

“PMI Policy” or “Primary Insurance Policy”: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“Pool”: Any pool of Underlying Assets acquired by the Seller pursuant to a Purchase Agreement, and then conveyed to and owned by the Titling Trust.

“Power of Attorney”: Defined in Section 18.19.

“Preferred Equity”: A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument) evidenced by a stock share certificate or other similar ownership certificate.

“Preliminary Information”: Defined in Section 3.01(a).

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the Purchase Price for such Purchased Asset, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Pricing Period”: For each Transaction, (a) in the case of the first Remittance Date, the period from the Initial Purchase Date to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for any Transaction shall end after the related Repurchase Date.

“Pricing Rate”: For any Pricing Period, the LIBO Rate for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default exists, the Pricing Rate shall be the Default Rate.

“Pricing Rate Reset Date”: (a) In the case of the first Pricing Period for any Transaction, the Purchase Date for such Transaction, and (b) in the case of any subsequent Pricing Period, the date that is two (2) Business Days prior to the Remittance Date for such Pricing Period or such other date as may be agreed upon by Buyer and Seller.

“Principal Payments”: For any Underlying Asset, all payments and prepayments of principal, including insurance and condemnation proceeds and recoveries from liquidation or foreclosure received from time to time with respect to such Underlying Asset.

“Program Administrator”: Red Creek Asset Management LLC, and its permitted successors and assigns under the Participation Agreement.

“Purchase Agreement”: With respect to any Underlying Asset, any purchase agreement between the Seller and any Transferor pursuant to which the Seller purchased or acquired such Underlying Asset, which Purchase Agreement.

“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is transferred by Seller to Buyer in accordance with this Agreement or, as applicable, the date on which Buyer pays an amount of additional Purchase Price to Seller in accordance with this Agreement.

“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Market Value of such Purchased Asset (which shall be calculated as the aggregate Market Value of the related Underlying Assets), times the Applicable Percentage with respect to the related Underlying Assets and (b) as of any other date, the amount described in the preceding clause (a), reduced by (i) any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (ii) any Income remitted to the Waterfall Account and applied to the Purchase Price of such Purchased Asset by Buyer pursuant to Sections 5.02(a) and 5.02(b), and (iii) any payments made by Seller in reduction of the outstanding Purchase Price, in each case before or as of such determination date with respect to such Purchased Asset.

“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction and not repurchased by Seller hereunder, (b) for the Transactions in general, all Assets sold by Seller to Buyer and not repurchased by Seller hereunder, (c) any Additional Purchased Assets transferred to Buyer pursuant to Section 4.01 and not repurchased by Seller hereunder, (d) any Margin Assets transferred to Buyer pursuant to Section 4.02 and not repurchased by Seller hereunder and (e) the Underlying Entity Assets; provided, that (i) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (ii) for purposes of the grant of security interest by Seller and each Underlying Entity to Buyer and the other provisions of Article 11, Purchased Assets shall include all of the following: accounts, chattel paper (including electronic chattel paper), contract rights and other general intangibles (including payment intangibles), deposit accounts, securities accounts, instruments (including promissory notes), goods (including equipment and inventory), securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (a) through (e) above. For all intents and purposes under this Agreement and the Repurchase Documents, the Purchased Assets sold by Seller to Buyer in a Transaction shall represent and include the indirect beneficial interests in the Underlying Entity Assets that are acquired by or held by the related Underlying Entities in connection therewith.

“Qualified Insurer”: A mortgage guaranty or hazard insurance company reasonably acceptable to Buyer and duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Qualified Trustee”: A trustee acceptable to Buyer that (i) is a national bank and (ii) is not an Affiliate of any Relevant Party; provided that Wilmington Savings Fund Society, FSB acting through and d/b/a Christiana Trust, a division of Wilmington Savings Fund Society, FSB, shall be deemed to be a Qualified Trustee.

“Rating Agencies”: Each of Fitch, Moody’s and S&P.

“Records”: All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Asset. Records shall include the Mortgage Notes, any Mortgages, the Underlying Asset Documents, the Servicing Files, the Servicing Records, the credit files related to each Mortgage Loan and any other instruments necessary to document or service such Mortgage Loan.

“Reference Banks”: Banks each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank, PLC and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).

“REIT”: A Person satisfying the conditions and limitations set forth in Section 756(b) and 856(c) of the Code which are necessary to qualify such Person as a “real estate investment trust,” as defined in Section 756(a) of the Code.

“REIT Guarantor”: AG Mortgage Investment Trust, Inc., a Maryland corporation.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property.

“Relevant Party”: Any of Seller, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity, or all of them, as the context shall require.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“Remittance Date”: The third (3rd) Business Day following the twenty-fifth (25th) day of each calendar month (or if such day is not a Business Day, the next following Business Day, or if such following Business Day would fall in the following month, the next preceding Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“REO Deed”: With respect to each REO Property that is acquired by the Titling Trust, the instrument or document required by the law of the jurisdiction in which the REO Property is located to convey fee title and identified on the related REO Property Schedule.

“REO Property”: A single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high rise condominium project, or an individual unit in a planned unit development or a de minimus planned unit development, a manufactured home, or shares in a co-operative, together with all buildings, fixtures and improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property.

“REO Property Documents”: With respect to any Underlying Asset that is an REO Property, those documents identified in the Custodial Agreement and executed in connection with, evidencing or governing such Underlying Asset, which are required to be delivered to the Custodian under the Custodial Agreement.

“Reportable Event”: Any event set forth in Section 4043(c) of ERISA, other than an event as to which the notice period is waived.

“Reporting Date”: The eighth (8th) day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Reporting Period”: With respect to any Remittance Date, the calendar month preceding such Remittance Date.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by a Relevant Party in any Repurchase Document (including those contained in Schedules 1-A and 1-B hereto) or in any certificate, notice, report or other document delivered by a Relevant Party pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by such Person and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge.

“Representation Exceptions”: A written list prepared by Seller specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedules 1-A and 1-B) which are not satisfied with respect to an Underlying Asset or Purchased Asset.

“Repurchase Date”: For any Purchased Asset, the earliest of (i) the Facility Termination Date, (ii) the Early Repurchase Date for such Purchased Asset, (iii) the date on which Seller is required to repurchase such Purchased Asset pursuant to Section 3.04(b), and (iv) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation.

“Repurchase Documents”: Collectively, this Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, the Pledge Agreement, each Letter Agreement, each Underlying Entity Agreement, the Assignment and Contribution Agreement, the Account Control Agreement(s), each Servicer Letter Agreement, all Powers of Attorney, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document.

“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and all interest and fees owing to Buyer that accrue after the commencement by or against any Relevant Party of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all other amounts due and payable as of such date by Seller to Buyer under this Agreement or any Repurchase Document that related to such Purchased Asset; provided, that the Repurchase Price for any Margin Asset shall be determined pursuant to Section 4.02(b), and (d) all accrued and unpaid fees (including Exit Fees), expenses and indemnity amounts and any other amounts due and payable to Buyer under this Agreement, any Repurchase Document or otherwise as of such date that relate to such Purchased Asset; provided, however, that clauses (c) and (d) shall relate to all Purchased Assets if an Event of Default has occurred and is continuing.

“Required Amount”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Reserve Requirement”: For any Pricing Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer. As of the Closing Date, the Reserve Requirement is zero.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s Governing Documents.

“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“S&P”: Standard and Poor’s Ratings Services or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sale and Disposition”: The subsequent monetization of Underlying Assets by Seller or its Affiliates through one or more of the following courses of action: (i) securitization, (ii) competitive auction or (iii) bulk sales, mini-bulk sales or other sales to a third party (including sales to such third parties through an Affiliate of Seller). For the sake of clarity, a Sale and Disposition shall not include normal servicer activities including, without limitations, pre-payments, short sales, deeds-in-lieu and other individual liquidations.

“Sanctioned Entity”: (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, that in each case of clauses (a) through (d) is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Second Lien Mortgage Loan”: A Mortgage Loan secured by the lien on the Mortgaged Property, subject only to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Liens.

“Securities Administrator”: Wells Fargo Bank, N.A. and its permitted successors and assigns.

“Securities Laws”: The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board.

“Seller”: The Seller named in the preamble of this Agreement.

“Seller LLC Agreement”: That certain Limited Liability Company Agreement of Seller effective as of June 19, 2013, as the same may be amended, supplemented, or otherwise modified from time to time.

“Servicer”: With respect to each Pool, a third-party servicer (that is not an Affiliate of Seller) appointed by Seller to service the Underlying Assets and approved by Buyer.

“Servicer Letter Agreement”: Each side letter agreement to be entered into among, or notice to, Buyer, Seller, each Underlying Entity and each Servicer or Interim Servicer, as applicable, in the form attached hereto as Exhibit B hereof or such other form that is acceptable to Buyer.

“Servicer Reimbursement Amounts”: Any amount a Servicer is entitled, under the express terms of the related Servicing Agreement, to net or receive as servicing fees and servicing advance reimbursements with respect to each Underlying Asset serviced by such Servicer (subject to such limitations as may be agreed upon between Buyer and Seller).

“Servicer Termination Event”: With respect to a Servicer, the occurrence of any of the following: (i) the occurrence of any event of default (howsoever defined) by such Servicer under the applicable Servicing Agreement, which default or event of default could reasonably be expected to adversely affect the servicing of any of the Underlying Assets serviced by such Servicer, (ii) fraud that involves management or other employees who have a significant role in, the internal controls of such Servicer in connection with its financial reporting, or (iii) any breach by such Servicer of the Servicer Letter Agreement (including, without limitation, the financial covenants set forth therein).

“Servicing Agreement”: An agreement entered into by Seller and each Servicer, for the servicing of Underlying Assets, acceptable to Buyer, as the same may be amended, supplemented, or otherwise modified from time to time, which amendments, supplements or modifications shall be approved by Buyer.

“Servicing File”: With respect to any Underlying Asset, the file retained and maintained by Seller or the Servicer including the originals or copies of all Underlying Asset Documents and other documents and agreements relating to such Underlying Asset, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Underlying Asset, which file shall be held by Seller and/or the Servicer for and on behalf of Buyer.

“Servicing Rights”: All right, title and interest of any Relevant Party or any Affiliate thereof in and to any and all of the following: (a) rights to service and collect and make all decisions on behalf of the mortgagee with respect to the Underlying Assets, (b) amounts received by the applicable Servicer or any other Relevant Party for servicing the Underlying Assets, (c) late fees, penalties or similar payments with respect to the Underlying Assets, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Underlying Assets, and rights of Seller or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Underlying Assets, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Underlying Assets, and (g) accounts and other rights to payment related to the Underlying Assets.

“Servicing Standard”: The requirement that Servicer service the Underlying Assets in accordance with the servicing standard set forth in the Servicing Agreement and the Servicer Letter Agreement.

“Single Employer Plan”: Any Plan that is not a Multiemployer Plan.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Special Purpose Entity”: A corporation, limited partnership, limited liability company or trust that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“Structural Agreement”: Each Assignment and Contribution Agreement, the Participation Agreement, each Servicing Agreement, the Seller LLC Agreement, each Underlying Entity Agreement, each HUD Purchase Document and each other agreement entered into by any Relevant Party in connection with or that otherwise affects (x) the creation, organization, governance, administration or furtherance of the business purposes of Seller, (y) the acquisition, management, liquidation or disposition of any Underlying Asset or Purchased Asset or (z) the structure of or nature of the facility being provided to Seller hereunder or the rights of Buyer hereunder.

“Sub-Performing Mortgage Loan”: A Mortgage Loan that is neither a Performing Mortgage Loan nor a Non-Performing Mortgage Loan.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Termination Date”: The later to occur of (i) the Facility Termination Date, (ii) the date determined by application of Article 10, as applicable, or (iii) the date on which all Repurchase Obligations have been irrevocably satisfied in full.

“Titling Trust”: Bronze Creek Title Trust 2014-WFB1, which is a Delaware statutory trust (i) with respect to which the beneficiary of its trust fund is Seller, (ii) that owns all of the legal title to the Underlying Assets held in its trust fund, and (iii) that has issued Participation Interests in such Underlying Assets under the Participation Agreement.

“Titling Trust Agreement”: That certain Trust Agreement to be entered into among Depositor, Program Administrator and Trustee, as the same may be amended, supplemented, or otherwise modified from time to time.

“Titling Trust Agreement Side Letter”: The letter agreement to be entered into among Buyer, Depositor, Program Administrator and Trustee setting forth, among other items, an acknowledgment of Buyer’s rights to unwind the Titling Trust and dispose of the related Underlying Assets following the occurrence of an Event of Default.

“Total Indebtedness”: With respect to any Person and any date, all amounts of Indebtedness and Contingent Liabilities of such Person plus the proportionate share of all Indebtedness and Contingent Liabilities not reflected on such Person’s consolidated balance sheet) of all non-consolidated Affiliates of such Person, on or as of such date.

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset.

“Transaction Margin Call”: Defined in Section 4.01(a)(i).

“Transaction Margin Deficit”: Defined in Section 4.01(a)(i).

“Transaction Request”: Defined in Section 3.01(a).

“Transferor”: The seller of an Underlying Asset to the Titling Trust.

“Trust Certificates”: Collectively, the Grantor Trust Certificate and the Pass-Through Trust Certificate.

“Trust Interests”: Collectively, the Grantor Trust Interests and the Pass-Through Trust Interests.

“Trustee”: Wilmington Savings Fund Society, FSB, d/b/a Christiana Trust, or any successor that is a Qualified Trustee and is permitted by each Underlying Entity Agreement.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Underlying Asset”: Any Mortgage Loan or REO Property and the related Participation Interests that support the applicable Trust Interests.

“Underlying Asset Document”: (i) With respect to each Mortgage Loan, the related Mortgage Loan Documents and (ii) with respect to each REO Property, the related REO Property Documents.

“Underlying Asset Schedule”: Any Mortgage Loan Schedule or REO Property Schedule, as applicable.

“Underlying Entity”: Any of the Grantor Trust, the Pass-Through Trust or the Titling Trust, or all of them as the context may require.

“Underlying Entity Agreement”: Any of the Grantor Trust Agreement, the Titling Trust Agreement, or the Pass-Through Trust Agreement as the context may require, as modified by the related Letter Agreement, as applicable.

“Underlying Entity Assets”: Defined in Section 11.01(b).

“Underlying Entity Account”: Each trust account established and maintained by the applicable Trustee for each of the Underlying Entities pursuant to each Underlying Entity Agreement, as applicable.

“Underwriting Package”: With respect to one or more Underlying Assets, the internal document or credit committee memorandum (redacted to protect confidential information) setting forth all material information relating to an Underlying Asset which is known by Seller and prepared by Seller for its evaluation of such Underlying Asset, which shall include, at a minimum, all of the information required to be set forth in the relevant Confirmation. In addition, the Underwriting Package shall include all of the following with respect to each Underlying Asset, to the extent applicable and available:

(a) all Underlying Asset Documents required to be delivered to Custodian pursuant to the Custodial Agreement,

(b) all Underlying Asset Schedules, and

(c) all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the Purchase Agreement, including, to the extent received (i) an appraisal, (ii) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, and other due diligence materials prepared by or on behalf of or delivered to Seller, (iii) such further documents or information as Buyer may request, (iv) any and all agreements, documents, reports, or other information received or obtained in connection with the origination of each such Underlying Asset, and (v) any other material documents or reports concerning each such Underlying Asset prepared or executed by or on behalf of Seller, Depositor, HUD Purchaser or Titling Trust.

“Unrestricted Cash Amount”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Verification Agent”: WFB Corporate Trust Services or American Mortgage Consultants, Inc., or any other entity acceptable to by Buyer in its discretion, which will supervise each Servicer and the management of the Underlying Assets.

“Verification Agent Agreement”: A servicer oversight agreement to be entered into at the time a Verification Agent is appointed by Buyer among Verification Agent, Servicer, Seller and Buyer in form and substance reasonably satisfactory to Buyer and Seller (unless otherwise agreed to in writing by Buyer), and setting forth Verification Agent’s services with respect to administration of the facility being provided hereunder, as amended, supplemented or otherwise modified from time to time.

“Verification Agent Fee”: The fee payable to the Verification Agent (if any) under the Verification Agent Agreement (if any) with respect to the services performed by the Verification Agent hereunder.

“Waterfall Account”: The separate trust account established by Buyer into which all Income collected with respect to the Underlying Assets shall be deposited as provided in this Agreement. The Waterfall Account shall be established at the Account Bank with the related account number as identified on Schedule 4 attached hereto and shall be subject to the Account Control Agreement.

Section 2.02 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or an Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. Any requirement of discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to any Person, the Purchased Assets or the Underlying Assets.

ARTICLE 3

THE TRANSACTIONS

Section 3.01 Procedures.

(a) From time to time, but not more frequently than once per week, Seller may request Buyer to enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit H (“Transaction Request”) not less than four (4) Business Days in advance of the proposed Purchase Date (the “Notice Date”), (i) describing the Transaction and each proposed Underlying Asset in the Pool to be subject to the Transaction, and any related Mortgaged Property and other security therefor in reasonable detail, (ii) transmitting a complete Underwriting Package for each proposed Underlying Asset, (iii) specifying which (if any) of the representations and warranties of Seller set forth in this Agreement (including those contained in Schedules 1-A and 1-B applicable to the related Underlying Assets) Seller will be unable to make with respect to such Underlying Assets, and (v) providing the valuations from the BPOs Seller has received in connection with such proposed Underlying Assets (items (i)-(iv), collectively, the “Preliminary Information”). Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer, but only to the extent such supplemental materials are in Seller’s possession or are reasonably obtainable by Seller. Buyer shall conduct such review of the Preliminary Information and each such Underlying Asset as Buyer determines appropriate. Within four (4) Business Days of receipt of the Underwriting Package, Buyer shall determine whether or not it is willing to purchase the Assets related to the proposed Underlying Assets, and if so, on what terms and conditions (including the indicative pricing level) and shall communicate such determination to Seller in writing. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach, Buyer shall have such remedies as provided in Section 3.05.

(b) Buyer shall give Seller notice of the date when Buyer has received complete Preliminary Information and supplemental materials. Buyer shall endeavor to communicate in writing to Seller a preliminary non-binding determination of whether or not it is willing to purchase such Assets, and if so, on what terms and conditions, within four (4) Business Days after such Notice Date, and if its preliminary determination is favorable, by what date Buyer expects to communicate to Seller a final non-binding indication of its determination. If Buyer has not communicated in writing, its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.

(c) If Buyer communicates to Seller a final non-binding determination that it is willing to purchase such Assets, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing the related Underlying Assets and the proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes and re-execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, total return swap or any other agreement with respect to such Asset or any Underlying Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(d) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset or Underlying Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(e) The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Underlying Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Underlying Asset or Purchased Asset is not an Eligible Asset.

(f) Buyer shall have no obligation to enter into any Transaction if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Facility Termination Date, or (iii) after giving effect to such Transaction, the Aggregate Purchase Price then outstanding would exceed the Maximum Aggregate Purchase Price.

(g) The Grantor Trust Certificate and the Pass-Through Trust Certificate purchased by Buyer hereunder shall, as of any date, (i) represent 100% of the then current Equity Interests in the Grantor Trust and the Pass-Through Trust, respectively, (ii) collectively represent 100% of the indirect Equity Interests in the Titling Trust related Underlying Entity and (iii) for all intents and purposes hereunder, represent the Buyer’s indirect beneficial ownership of 100% of the Underlying Assets. For the sake of clarity, (x) the Purchase Price for the Initial Trust Interests shall be calculated with respect to the Underlying Assets that are then owned by the Underlying Entities as of the Initial Purchase Date, and (y) the Purchase Price for any Additional Trust Interests shall be calculated with respect to additional Underlying Assets that will be acquired by the Underlying Entities from time to time. Similarly, the calculation of Margin Deficit, Market Value, Price Differential, Repurchase Price or any other valuations of all or a portion of the Purchased Assets shall be with respect to the related Underlying Assets, as the context may require.

(h) From time to time, at the option of Seller in accordance with this Agreement, the Repurchase Documents and the related Structural Agreements, certain Participation Interests that support the Grantor Trust Interests may be cancelled, upon foreclosure of the related Eligible Mortgage Loan, and reissued to the Pass-Through Trust as

Participation Interests in respect of Eligible REO Property (the “Converted Trust Interests”). In such case, the value of the Pass-Through Trust Interests shall increase in proportion to such newly issued Participation Interests and the value of the Grantor Trust Interests shall decrease in proportion to such cancelled Participation Interests. Provided that the related Underlying Assets are and continue to be Eligible Assets, from and after the related Conversion Date, such additional Pass-Through Trust Interests shall automatically be subject to a Transaction with respect to such Underlying Assets.

Section 3.02 Transfer of Purchased Assets.

(a) On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Schedule 2 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer all of Seller’s right, title and interest (but no Retained Interests) in and to the related Purchased Assets. Subject to this Agreement, during the Funding Period, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets.

(b) Upon the transfer of any Underlying Entity Equity Interests to Buyer as set forth herein and until termination of any related Transactions as set forth herein, ownership of such Underlying Entity Equity Interests held by Seller shall be vested in the Buyer; provided that Buyer shall only be deemed to have all rights of Seller (and none of the obligations of Seller) thereunder. It is a condition precedent of each Transaction that each Trust Certificate be certificated and be re-registered in Buyer’s name. It is the intent of the parties that the transfers to Buyer provided for hereby shall be deemed to be “assignments” of the Grantor Trust Interests and the Pass-Through Trust Interests and that such assignments be governed by and treated accordingly as such under the terms of the Governing Documents of the Grantor Trust and the Pass-Through Trust, respectively. Nothing set forth in any Underlying Entity Agreement shall be deemed to require any further consent, notice, execution of documents or instruments, or any other action by Seller or Buyer or any other Person to effectuate the admission of Buyer or its assignee or designee as the beneficial owner and registered holder of any of the Trust Certificates.

Section 3.03 Maximum Aggregate Purchase Price. The Aggregate Purchase Price for all Purchased Assets as of any date shall not exceed the Maximum Aggregate Purchase Price. If at any time the Aggregate Purchase Price exceeds the Maximum Aggregate Purchase Price, Seller shall, at Buyer’s request, repurchase Purchased Assets subject to Transactions and remit to Buyer the Repurchase Price with respect to each such Purchased Asset such that the Aggregate Purchase Price following such repurchase shall be less than or equal to the Maximum Aggregate Purchase Price, by 5:00p.m. (New York City time) on the Business Day following Buyer’s request if made before 11:00 a.m. (New York City time) on a Business Day, or if such request is made after 11:00 a.m. (New York City time) on a Business Day, by no later than 5:00 p.m. (New York City time) on the second Business Day following such request.

Section 3.04 Early Repurchase Date; Mandatory Repurchases.

(a) Seller may terminate all or any portion of a Transaction on any date prior to the related Repurchase Date by effecting a Sale and Disposition with respect to any or all Underlying Assets (an “Early Repurchase Date”); provided, that (i) Seller irrevocably notifies Buyer at least five (5) Business Days before the proposed Early Repurchase Date identifying the Underlying Assets to be repurchased and the Repurchase Price thereof (which for the avoidance of doubt shall only include accrued and unpaid Price Differential through but excluding the proposed Early Repurchase Date), (ii) Seller delivers a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit, Default or Event of Default exists or would exist as a result of such repurchase (or would not be fully cured after applying the related Net Liquidation Proceeds in accordance with Section 5.02), (iii) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03, (iv) Seller pays to Buyer any Exit Fee due in accordance with the terms of the Fee Letter, (v) all amounts required to be remitted pursuant to Section 3.05 in connection with such repurchase are remitted to the Waterfall Account in accordance with Section 5.01 and (vi) Seller thereafter complies with Section 3.05. Buyer shall cooperate with Seller in connection with Seller effecting a Sale and Disposition with respect to the Underlying Assets including without limitations entering into bailee letters and escrow arrangements as reasonably requested by Seller in connection such Sale and Disposition. Unless otherwise permitted Buyer, such early terminations and repurchases shall be limited to three (3) occurrences in any calendar week. If Seller effects a Sale and Disposition with respect to any Purchased Assets, Buyer shall instruct the Account Bank to apply all Income deposited in the Waterfall Account in respect of such Sale and Disposition on the related Early Repurchase Date in accordance with the priorities set forth in Section 5.02 herein. For the sake of clarity, nothing contained in this Agreement or any other Repurchase Document shall limit or otherwise restrict Seller’s ability to reduce the Aggregate Purchase Price by remitting cash directly to Buyer to be applied towards such reduction.

(b) In addition to other rights and remedies of Buyer under any Repurchase Document, if Buyer determines on any date that any Underlying Asset is not an Eligible Asset or is the subject of a Representation Breach, at Buyer’s request, Seller shall pay Buyer the Repurchase Price allocable to such Underlying Assets and shall cause the applicable Underlying Entity to sell or otherwise transfer out such Underlying Asset (1) if Buyer delivers notice of such request before 11:00 a.m. New York City time on a Business Day, by no later than 5:00 p.m. New York City time on the following Business Day or (2) if Buyer delivers notice of such request after 11:00 a.m. New York City time on a Business Day, by no later than 5:00 p.m. New York City time two (2) Business Days following the date of such notice.

Section 3.05 Repurchase. On the Repurchase Date for each Purchased Asset, provided that no Margin Deficit, Default or Event of Default exists or will result from such repurchase (and would not be fully cured after applying the related Repurchase Price in accordance with Section 5.02), Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset (or in the case of a Sale and Disposition with respect to an Underlying Asset, the Net Liquidation Proceeds) to the Waterfall Account pursuant to Section 5.01, whereupon the Transaction with respect to such repurchased Purchased Assets will terminate and the outstanding Repurchase Price for the repurchased Purchased Assets shall be reduced by the Purchase Price for such Purchased Assets remitted to the Waterfall Account. Subject to the penultimate sentence of this Section 3.05, upon receipt of the Repurchase Price for the related Purchased Assets (which

Repurchase Price may be paid with funds received in connection with a Sale and Disposition of related Underlying Assets), Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset and shall authorize Custodian to release to Seller or its designee the Underlying Asset Documents for such Purchased Asset. Any such transfer shall be without recourse to Buyer and without representation or warranty by Buyer. Any Income with respect to the repurchase of such Purchased Asset received by Buyer or Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, on or before the Facility Termination Date and if no Default or Event of Default exists, the Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.

Section 3.06 Release of Security Interest. Notwithstanding any provision to the contrary contained hereunder or elsewhere in any Repurchase Document, Buyer shall not be deemed to release its security interest in any Purchased Assets or its interests in any Underlying Assets that are repurchased pursuant to Section 3.04 or 3.05 if (i) the repurchase thereof results in a Margin Deficit, Default or Event of Default that is not cured simultaneously with such repurchase, or (ii) at any time during the existence of an uncured Default or Event of Default or is caused by such repurchase, unless and until Buyer shall have been paid in full for the aggregate outstanding Repurchase Prices for all Purchased Assets and all other outstanding Repurchase Obligations. Seller shall not repurchase a Purchased Asset in connection with a full payoff of an Underlying Asset by the Obligor, unless one-hundred percent (100%) of the net proceeds due in connection with the relevant payoff shall be paid directly to Buyer, together with payment of the excess of the then current Repurchase Price over such net proceeds (if any). The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset (if any) shall be applied by Buyer to reduce any other Repurchase Obligations due and payable to Buyer.

Section 3.07 Extension Option. At the request of Seller delivered to Buyer no earlier than ninety (90) or later than thirty (30) days before the Facility Termination Date, Buyer may grant one (1) year extension of the Facility Termination Date (an “Extended Facility Termination Date”) by giving notice approving such extension and the Extended Facility Termination Date to Seller no later than fifteen (15) days before the expiration of the then-current Facility Termination Date. The failure of Buyer to so deliver such notice approving the extension shall be deemed to be Buyer’s determination not to extend the Facility Termination Date unless Buyer thereafter gives written notice to the contrary. Any extension of the Facility Termination Date shall be subject to the following: (i) no Margin Deficit, Default or Event of Default exists on the date of the request to extend or the current Facility Termination Date, (ii) all Purchased Assets must qualify as Eligible Assets, and (iii) the payment by Seller to Buyer of the Extension Fee on or before the current Facility Termination Date.

Section 3.08 Payment of Price Differential and Fees.

(a) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets for all but U.S. federal income tax purposes, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date or promptly return any overpayment due to the related Seller if the amount of such overpayment is greater than $5,000.

(b) If Seller fails to pay all or part of the Price Differential by 5:00 p.m. (New York City time) on the related Remittance Date with respect to any Purchased Asset, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Pricing Rate until the Price Differential is received in full by Buyer.

(c) Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement and the Fee Letter including, without limitation:

(i) the Facility Fee, which shall be due and earned in full (without reduction, set-off or refund in the event of any early termination of this Agreement) by Seller on the Closing Date; provided, that the Facility Fee shall be payable in twelve (12) equal installments, with the first such installment payable on the Initial Purchase Date and the remaining installments payable on the Remittance Date in each of the following eleven (11) months; provided, further, that an unpaid installments of the Facility Fee shall be payable in full upon the occurrence of an Event of Default;

(ii) any Funding Fee, which shall be due, earned and payable in full on each related Purchase Date;

(iii) the Extension Fee, which shall be due and payable by Seller on the date of the exercise by Seller of the extension of the Facility Termination Date pursuant to Section 3.07; and

(iv) the Exit Fee, which shall be due and payable by Seller with respect to each Purchased Asset that is subject to an early repurchase by Seller pursuant to Section 3.05 on the related Early Repurchase Date.

Section 3.09 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller, Guarantors or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Seller and Guarantors shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the LIBO Rate plus the Pricing Margin plus the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be remitted directly to Buyer or deposited into another Account shall be deposited into the Waterfall Account. None of any Relevant Party or Servicer shall have any rights in, rights of withdrawal from, or rights to give notices or instructions regarding any Account, unless otherwise expressly permitted in the related Servicer Letter Agreement, the Account Control Agreement or this Agreement. Amounts in the Waterfall Account and the Interest Reserve Account may be invested at the direction of Buyer in Cash Equivalents before they are distributed in accordance with Article 5.

(b) Any Underlying Asset Documents not delivered to Buyer or Custodian are and shall be held in trust by Seller or their agent for the benefit of Buyer as the owner of the related Purchased Asset. Seller or its agent shall maintain a copy of the Underlying Asset Documents and the originals of the Underlying Asset Documents not delivered to Custodian. The possession of Underlying Asset Documents by Seller or their agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the Servicer with its duties under the Servicing Agreement. Each Underlying Asset Document retained or held by Seller or its agent shall be segregated on the related Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its related agent shall release its custody of the Underlying Asset Documents only in accordance with written instructions from Buyer, unless such release required as incidental to the servicing of the Underlying Assets by any Servicer is in connection with a repurchase of any Underlying Asset by Seller, in accordance with the Custodial Agreement.

Section 3.10 Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Underlying Asset or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller or any Obligor, or any action taken with respect to any Repurchase Document or Underlying Asset Document by any trustee or receiver of Seller or any Obligor or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Underlying Asset, Repurchase Document, Structural Agreement or Underlying Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller. This Section 3.10 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01 Margin Deficit.

(a) (i) If, on any date, the Market Value of all Purchased Assets (excluding Additional Purchased Assets and Margin Assets) subject to a Transaction as of such date is less than the product of (A) Buyer’s Maximum Margin Percentage times (B) the aggregate outstanding Purchase Price for such Purchased Assets as of such date (a “Transaction Margin Deficit”), and such Transaction Margin Deficit, minus the Pledged Market Value of any Additional Purchased Assets previously transferred to Buyer and currently subject to such Transaction, exceeds the Minimum Margin Call Amount, Buyer may provide notice to Seller (as such notice is more particularly set forth below and in Section 4.01(b) (a “Transaction Margin Call”)) of such Transaction Margin Deficit. Such notice shall require Seller, in Buyer’s discretion, to (i) transfer cash to Buyer, (ii) repurchase Purchased Assets at the Repurchase Price thereof, (iii) if Seller and Buyer (in its discretion) agree, transfer to Buyer or its designee (including Custodian) for no additional consideration additional Eligible Grantor Trust Interests or Eligible Pass-Through Trust Interests, as applicable (“Additional Purchased Assets”) and Margin Assets, or (iv) deliver any combination of the foregoing, so that, in each such case, after giving effect to such transfers, repurchases and payments, the Aggregate Purchase Price for all Purchased Assets does not exceed the aggregate Market Value thereof multiplied by the Applicable Percentage; provided, that Seller may request and Buyer (in its discretion) may apply the Pledged Market Value of any previously delivered Additional Purchased Assets or Margin Assets to reduce such Transaction Margin Deficit; provided further, that that the Pledged Market Value of any Additional Purchased Asset or Margin Assets shall not be applied to more than one Margin Deficit on any date. Buyer shall apply the funds received in satisfaction of a Transaction Margin Deficit to the Repurchase Obligations in such manner as Buyer determines. For the avoidance of doubt a Transaction Margin Call may be made with respect to a single Purchased Asset or multiple Purchased Assets.

(ii) If, on any Purchase Date, Early Repurchase Date or Remittance Date, the aggregate Market Value of all Purchased Assets (excluding Additional Purchased Assets and Margin Assets) is less than the sum of the products for all Purchased Assets of (A) the Purchase Price of each Purchased Asset and (B) the Buyer’s Margin Percentage for such Purchased Asset (a “Facility Margin Deficit”), and such Facility Margin Deficit, minus the Pledged Market Value of any Additional Purchased Assets previously transferred to Buyer and currently subject to such Transaction, exceeds the Minimum Margin Call Amount, Buyer may provide notice to Seller (as such notice is more particularly set forth below and in Section 4.01(b) (a “Facility Margin Call”)) of such Facility Margin Deficit. Such notice shall require Seller, in Buyer’s discretion, to (i) transfer cash to Buyer, (ii) repurchase Purchased Assets at the Repurchase Price thereof, (iii) if Seller and Buyer (in its discretion) agree, transfer Additional Purchased Assets and Margin Assets for no additional consideration, or (iv) deliver any combination of the foregoing, so that, in each such case, after giving effect to such transfers, repurchases and payments, Facility Margin Deficit is reduced to zero; provided, that Seller may request and Buyer (in its discretion) may apply the Pledged Market Value of any previously delivered Additional Purchased Assets or Margin Assets to reduce such Facility Margin Deficit;

provided further, that that the Pledged market Value of any Additional Purchased Asset or Margin Assets shall not be applied to more than one Margin Deficit on any date. Buyer shall apply the funds received in satisfaction of a Facility Margin Deficit to the Repurchase Obligations in such manner as Buyer determines. For the avoidance of doubt a Facility Margin Call may be made with respect to a single Purchased Asset or multiple Purchased Assets.

(b) Notice delivered pursuant to Section 4.01(a) may be given by any written means. A notice given by 11:00 a.m. (New York City time) on any Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the Business Day following delivery of such notice and a notice given after 11:00 a.m. (New York City time) on any Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second Business Day following delivery of such notice (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date.

(c) Buyer’s failure to exercise its rights hereunder on any one or more occasions, including Buyer’s election not to deliver a Margin Call at any time there is a Margin Deficit shall not waive such Margin Deficit or in any way limit or impair Buyer’s right to exercise such rights or deliver a Margin Call at any time when the same or any other Margin Deficit exists nor shall it change or alter the terms and conditions to which this Agreement is subject. Buyer’s rights under this Section 4.01 are in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(d) All cash to be transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be remitted directly to the Buyer. Buyer shall apply the funds received in satisfaction of a Margin Deficit to the Repurchase Obligations as soon as possible upon receipt in such manner as Buyer determines.

(e) For the avoidance of doubt, Additional Purchased Assets and Margin Assets transferred to Buyer in satisfaction of a Margin Deficit pursuant to Section 4.01 shall become property of Buyer to the same extent as are Purchased Assets.

Section 4.02 Margin Assets.

(a) Seller may, with the consent of Buyer, enter into a Transaction to transfer and convey Margin Assets to Buyer or Custodian for no additional consideration. Any Confirmation related to a transfer of Margin Assets shall note that the Eligible Assets transferred under such Confirmation are designated as Margin Assets. Buyer shall retain all Income and other proceeds related to the Margin Assets and shall apply such amounts in accordance with Article 5 hereof.

(b) The Repurchase Price for any Margin Asset shall be equal to the amount necessary such that, after giving effect to the repurchase of such Margin Asset, a Margin Deficit will not exist; provided, that on and after the Facility Termination Date, no Margin Asset shall be transferred to Seller until the payment in full of the Repurchase Obligations.

Prior to an Event of Default, upon payment of the Repurchase Price for any Margin Asset, Buyer shall transfer and release such Margin Asset to Seller in accordance with Sections 3.04 and 3.05.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Accounts.

(a) Each of the Accounts shall be established at the applicable Account Bank. The Underlying Entity Accounts shall be established and maintained in accordance with the respective Underlying Entity Agreement. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over each Account. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in any Account. All Income received by Servicer, any Relevant Party, or Account Bank in respect of the Purchased Assets or any Underlying Assets, as well as any interest received from the reinvestment of such Income, shall be deposited directly into the applicable Trust Account in accordance with Section 5.01(b); provided that Servicer shall be entitled to remit such Income net of applicable Servicer Reimbursement Amounts.

(b) If any Income or Escrow Payments are received by any Servicer or any Relevant Party with respect to any Underlying Assets, Seller shall ensure that such amounts are (x) remitted to the applicable Trust Account promptly, but in any event, not later than the second (2nd) Business Day following receipt thereof (or, with respect to amounts remitted by the Servicer, on each monthly remittance date (as specified in the related Servicing Agreement)) and, (y) until so remitted, held in trust for Buyer, segregated from other funds of such Person. By no later than one (1) Business Day prior to the Remittance Date the Trustee shall withdraw all Income and Escrow Payments on deposit in the Trust Accounts net of fees and expenses the Trustee is expressly permitted to retain under the terms of the related Underlying Entity Agreement and the applicable Letter Agreement and remit such amounts to the Waterfall Account in accordance with the terms and conditions of the related Underlying Entity Agreement. All amounts on deposit in the Waterfall Account shall be applied on each Remittance Date by the Account Bank in accordance with this Article 5.

Section 5.02 Before a Default or an Event of Default.

(a) If no Default or Event of Default exists, Buyer shall instruct the Account Bank to apply all Income deposited in the Waterfall Account during each Reporting Period on the next following Remittance Date in the following order of priority:

(i) with respect to all Income constituting Net Interest Payments:

first, to Buyer, an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

second, to the extent that Net Principal payments are insufficient under clause second of subsection (ii) below to pay to Buyer any Facility Fee, Funding Fee, Extension Fee or Exit Fee then due and owing;

third, to the extent that Net Principal Payments are insufficient under clause third of subsection (ii) below to satisfy any outstanding Margin Deficit, to Buyer, an amount sufficient to eliminate such outstanding Margin Deficit;

fourth, to the extent that Net Principal Payments are insufficient under clause fourth of subsection (ii) below to satisfy any unpaid default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents, to Buyer, all such default interest, late fees, fees, expenses and Indemnified Amounts;

fifth, to the extent that Net Principal Payments are insufficient under clause fifth of subsection (ii) below to satisfy all amounts necessary to maintain the Required Amount, to the Interest Reserve Account, all amounts necessary to maintain the Required Amount;

sixth, if such Remittance Date occurs during the Amortization Period, one hundred percent (100%) of all such Income constituting Net Interest Payments remaining after payment under clauses first through fifth, to Buyer to reduce the Aggregate Purchase Price to zero; and

seventh, any remaining amounts to Seller.

(ii) with respect to all Income constituting Net Principal Payments:

first, to the extent that Net Interest Payments are insufficient under clause first of subsection (i) above to satisfy Price Differential accrued with respect to all Purchased Assets as of such Remittance Date, to Buyer, the amount required to satisfy such Price Differential;

second, to pay to Buyer any Facility Fee, Funding Fee, Extension Fee or Exit Fee then due and owing;

third, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

fourth, to Buyer, an amount equal to all unpaid default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

fifth, to the Interest Reserve Account, amounts necessary to maintain the Required Amount;

sixth, if such Remittance Date occurs during the Amortization Period, one hundred percent (100%) of all such Income constituting Net Principal Payments remaining after payment under clauses first through fifth, to Buyer to reduce the Aggregate Purchase Price to zero; and

seventh, any remaining amounts to Seller.

(iii) with respect to all Income constituting Other Net Income:

first, to the extent that Net Interest Payments and Net Principal Payments are insufficient under clause first of subsections (i) and (ii) above, to satisfy Price Differential accrued with respect to all Purchased Assets as of such Remittance Date, to Buyer the amount required to Buyer to satisfy such Price Differential;

second, to the extent that Net Interest Payments and Net Principal Payments are insufficient under clause second of subsections (i) and (ii) above to satisfy any Facility Fee, Funding Fee, Extension Fee or Exit Fee then due and owing, to pay to Buyer such Facility Fee, Funding Fee, Extension Fee or Exit Fee then due and owing;

third, to the extent that Net Principal Payments and Net Interest Payments are insufficient under clause third of subsections (i) and (ii) above to satisfy any unpaid Margin Deficits to Buyer, an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

fourth, to the extent that Net Principal Payments and Net Interest Payments are insufficient under clause fourth of subsections (i) and (ii) above to satisfy any unpaid default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents, to pay Buyer all such default interest, late fees, fees, expenses and Indemnified Amounts;

fifth, to the extent that Net Principal Payments and Net Interest Payments are insufficient under clause fifth of subsections (i) and (ii) above to satisfy all amounts necessary to maintain the Required Amount, to the Interest Reserve Account, any amounts necessary to maintain the Required Amount;

sixth, all such Income constituting Other Net Income remaining after payment under clauses first through fifth, to Buyer to reduce the Aggregate Purchase Price and all Repurchase Obligations to zero; and

seventh, any remaining amounts to Seller.

(b) Notwithstanding anything in this Section 5.02 to the contrary, Buyer shall apply all amounts allocable to any outstanding Margin Deficit under clause third of Sections 5.02(a)(i), 5.02(a)(ii) and 5.02(a)(iii) above and any amounts paid by Seller to cure any outstanding Margin Deficit in its discretion and shall apply all other amounts allocable to Buyer under Sections 5.02(a)(i), 5.02(a)(ii) and 5.02(a)(iii) above first to the Purchased Asset with respect to which such amounts relate, and then, pro rata to all other Purchased Assets in accordance with the outstanding Purchase Price for the related Purchased Assets.

(c) If on any Remittance Date, the amounts then on deposit in the Waterfall Accounts are insufficient to satisfy clause first or second of Sections 5.02(a)(i), 5.02(a)(ii) and 5.02(a)(iii) above, Buyer may withdraw from the applicable Interest Reserve Account an amount of funds necessary to cure such deficiency.

Section 5.03 After Default or Event of Default. If a Default or an Event of Default exists, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Account Bank, on the Business Day immediately following the Business Day on which each amount of Income is so deposited, to satisfy all outstanding Repurchase Obligations; provided that the foregoing shall not restrict or otherwise limit the ability of Buyer to enforce any of its rights or remedies as set forth in Section 10.02 hereof.

Section 5.04 Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.

Section 5.05 Buyer’s Reports to Seller.

(a) On or before any Remittance Date, Buyer shall provide to Sellers and Servicer an allocation report showing the allocation of funds for such Remittance Date (which allocation report shall include an Underlying Asset-level allocation) under Section 5.02.

(b) Prior to any Remittance Date, Buyer shall provide to Seller and Servicer an invoice showing in reasonable detail the calculation of all Price Differential, fees and expenses due on such Remittance Date under this Agreement, the Fee Letter and any other Repurchase Document.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to the Closing Date. The Closing Date shall not be deemed to occur until the following conditions have been satisfied or waived by Buyer:

(a) Buyer has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified: (i) this Agreement (excluding the Exhibits and Schedules attached thereto), the Fee Letter and the Guaranty, each duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to Seller, each Guarantor and Program Administrator, (iii) certificates of the secretary or an assistant secretary of Seller, each Guarantor and Program Administrator, together with copies of their respective Governing Documents, applicable corporate resolutions and incumbencies and signatures of officers who are executing the applicable Repurchase Documents, evidencing their respective authority with respect to the execution, delivery and performance thereof, and (iv) opinions from counsel to Seller, each Guarantor and Program Administrator, as applicable, with respect to (1) corporate matters, (2) enforceability, (3) non-contravention, no consents or approvals required other than those that have been obtained, (4) Investment Company Act matters, and (5) the applicability of Bankruptcy Code “securities contract” and “master netting agreement” safe harbors to this Agreement and the Guaranty;

(b) Buyer has received payment from Seller of all fees and expenses then payable by Seller under the Fee Letter and the other Repurchase Documents, as contemplated by Section 13.02;

(c) Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer” and Anti-Terrorism Laws diligence) and modeling as it may require in its discretion; and

(d) Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder.

Section 6.02 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into the initial Transaction for the purchase of Assets until the following conditions have been satisfied, or waived by Buyer, prior to or as of the initial Purchase Date:

(a) Buyer has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified: (i) each Repurchase Document other than Repurchase Documents delivered pursuant to Section 6.01(a)(i) (or amendment thereto, as applicable) duly executed and delivered by the parties thereto, (ii) the Exhibits and Schedules to this Agreement in form and substance acceptable to Buyer in its discretion, (iii) an official good standing certificate or its documentary equivalent dated a recent date with respect to each Relevant Party (to the extent not otherwise delivered pursuant to Section 6.01(a)(i)), (iv) certificates of the secretary or an assistant secretary of each Relevant Party, together with copies of their respective Governing Documents, applicable corporate resolutions and incumbencies and signatures of officers who are executing the applicable Repurchase Documents, evidencing the respective authority of each Relevant Party with respect to the execution, delivery and performance thereof (to the extent not otherwise delivered pursuant to Section 6.01(a)(i)), (v) a Closing Certificate executed by a Responsible Officer of Seller, (vi) executed Powers of Attorney in the form of Exhibit I from Seller and each Underlying Entity, (vii) such opinions from counsel to the Relevant Parties as Buyer may require, each to the extent not otherwise delivered pursuant to Section 6.01(a)(i), including with respect to (1) corporate matters, (2) enforceability, non-contravention, no consents or approvals required other than those that have been obtained, (3) first priority perfected security interests in the Purchased Assets, the Accounts and any other collateral pledged pursuant to the Repurchase Documents, (4) Investment Company Act matters, (5) the applicability of Bankruptcy Code “securities contract” and “master netting agreement” safe harbors, and (6) a non-consolidation opinion with respect to the Guarantors and Seller, on the one hand, and the Underlying Entities on the other hand, (viii) a certified copy of each Structural Agreement, (ix) a duly executed amendment to the Seller LLC Agreement reflecting Program Administrator as the manager of Seller, and (x) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may require;

(b) (i) UCC-1 financing statements have been filed against the Seller and each Underlying Entity in all applicable filing offices, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation, bankruptcy and other matters relating to each Relevant Party as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

(c) Buyer has received payment from Seller of all fees and expenses then payable by Seller under the Fee Letter and the other Repurchase Documents, as contemplated by Section 13.02, including without limitation the Facility Fee and the related Funding Fee;

(d) Buyer has received the certificated Grantor Trust Certificate for the Grantor Trust and the certificated Pass-Through Trust Certificate for the Pass-Through Trust, each registered in the name of Buyer;

(e) Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer” and Anti-Terrorism Laws diligence) and modeling as it may require in its discretion with respect to any other Persons not diligenced in connection with the Closing Date; and

(f) Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder.

Section 6.03 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction hereunder (including the Initial Transaction), or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Underlying Asset on and as of the Purchase Date therefor:

(a) Buyer has received the following documents: (i) a Transaction Request, (ii) an Underwriting Package and all other information and documents constituting Preliminary Information, (iii) a Confirmation, (iv) copies of the applicable Servicing Agreement, to the extent not already provided, (v) all related Servicer Letter Agreements (including with respect to any Interim Servicer), to the extent not already provided, and shall have received and consented to all amendments, supplements and modifications thereto, (vi) all related Custodial Agreement Side Letters, to the extent not already provided, and shall have received and consented to all amendments, supplements and modifications thereto, (vii) a trust receipt and other items required to be delivered under the Custodial Agreement, and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require all in form and substance satisfactory to Buyer (including without limitation to the extent any proposed Underlying Asset was acquired from an Affiliate or transferred through a chain of Affiliates, an opinion of counsel confirming that such transfer or series of transfers were legal true sales);

(b) immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach with respect to the Underlying Assets proposed to be sold, Default, Event of Default, Margin Deficit, Material Adverse Effect or Market Disruption Event exists;

(c) Buyer has completed its due diligence review of the Underwriting Package, Preliminary Information, Underlying Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer, which determination may include, without limitation, ordering BPOs on a representative sample of Underlying Assets as determined by Buyer. Seller shall pay all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 6.03(c). Seller shall provide Buyer with a schedule listing all of the BPOs delivered to Buyer for all Purchased Assets hereunder;

(d) Buyer has (i) determined that such Underlying Asset is an Eligible Asset, (ii) approved the purchase of such Underlying Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;

(e) the Aggregate Purchase Price of all Transactions does not exceed the Maximum Aggregate Purchase Price after giving effect to such Transaction;

(f) such Purchase Date occurs on or after the Closing Date but prior to the Facility Termination Date and the Repurchase Date specified in the Confirmation is not later than the Facility Termination Date;

(g) Buyer has received payment from Seller of all fees and expenses then payable by Seller under the Fee Letter and the other Repurchase Documents, as contemplated by Section 13.02, including without limitation the Facility Fee and the related Funding Fee;

(h) Seller and Custodian have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Repurchase Documents to be performed by such Person on or before such Purchase Date; and

(i) The Interest Reserve Account contains funds in an amount equal to the Required Amount.

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 (excluding, insofar as they relate to Buyer, clauses (c), (d) and, insofar as it relates to Custodian, (g) above) to be performed by Seller (other than those conditions precedent that have been waived by Buyer) to be performed by Seller (other than those conditions precedent that have been waived by Buyer) have been satisfied.

The failure of Seller to satisfy any of the conditions precedent in this Article 6 (excluding, insofar as they relate to Buyer, clauses (c), (d) and, insofar as it relates to Custodian, (g) above) with respect to any Transaction or Purchased Asset shall, unless such failure was waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect as follows:

Section 7.01 Seller. Seller has been duly organized as a Delaware limited liability company and validly exists in good standing under the laws of Delaware. Each Underlying Entity has been duly organized as a Delaware statutory trust and validly exists in good standing under the laws of Delaware. Each of Seller and each Underlying Entity (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s and each Underlying Entity’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s and each Underlying Entity’s location (within the meaning of Article 9 of the UCC), and the office where it keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the respective address referred to in Schedule 2. None of Seller nor any Underlying Entity has changed location within the past twelve (12) months. Seller has no Subsidiaries other than the Underlying Entities. The fiscal year of Seller is the calendar year. Seller has no Indebtedness other than the Permitted Indebtedness. No Underlying Entity has any Indebtedness, Contractual Obligations, Guarantee Obligations or investments other than the Repurchase Documents and the Structural Agreements.

Section 7.02 Repurchase Documents. Each Repurchase Document to which Seller and each Underlying Entity is a party has been duly executed and delivered by Seller and such Underlying Entity and constitutes the legal, valid and binding obligation of Seller and each Underlying Entity enforceable against each of them in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller and each Underlying Entity of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to it or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien on any of its properties or assets (other than the Lien granted to Buyer pursuant to or by the Repurchase Documents). All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller and each Underlying Entity of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller or any Underlying Entity with any “bulk sales” or similar law. There is no litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against any Relevant Party before any Governmental Authority (a) asserting the invalidity of any Repurchase Document or Structural Agreement, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. Neither Seller nor any other Relevant Party is or has ever been the subject of an Insolvency Proceeding. Seller and each other Relevant Party is Solvent and the Transactions do not and will not render Seller or any other Relevant Party not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, any other Relevant Party or any Affiliate thereof. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04 Taxes. Seller and each other Relevant Party have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due, and income or franchise taxes have been paid or are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller and each other Relevant Party have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above. Neither Seller nor any other Relevant Party has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of any Relevant Party not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of any Relevant Party (other than Permitted Liens with respect to the Underlying Assets). Seller does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4. If Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112-1 and will maintain the lists and other records required thereunder.

Section 7.05 Financial Condition. The (i) audited balance sheet of Guarantors as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income, stockholders’ equity and retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by their respective independent certified public accountants, and (ii) unaudited balance sheet of Guarantors as of the fiscal quarter most recently ended for which such unaudited balance sheet is available and the related unaudited statements of income and retained earnings and of cash flows for the fiscal quarter then ended, setting forth in each case in comparative form the figures for the previous quarter, in each case, copies of which have been delivered to Buyer if not publicly available on the websites of either the Securities and Exchange Commission or Guarantors, are complete and correct and present fairly the financial condition of Guarantors as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, will be prepared in accordance with GAAP except as disclosed therein. Neither Seller nor any Guarantor has any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes. Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date or except as publicly disclosed by REIT Guarantor in filings at the Securities and Exchange Commission, neither Seller nor any Guarantor has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of Seller or Guarantors.

Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information prepared by or on behalf of Seller and furnished to Buyer after the date hereof in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.07 Compliance with Laws. Seller and each Underlying Entity has complied in all respects with all Requirements of Laws. No Relevant Party or any Affiliate thereof (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its Knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. No Relevant Party (a) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (b) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. Each Relevant Party is in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. No Relevant Party has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any Relevant Party or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.08 Compliance with ERISA. None of Seller, any Guarantor nor any ERISA Affiliate has, at any time, established, sponsored, contributed to or had any obligation to contribute to any Plan or Multiemployer Plan and there are no circumstances under which either Seller, any Guarantor or any ERISA Affiliate could reasonably be expected to have any liability or obligations with respect to any Plan or Multiemployer Plan. To the extent Seller provides medical or health benefits to former employees as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA”), it does so at no cost to the employer. None of the assets of any Relevant Party are deemed to be plan assets within the meaning of 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

Section 7.09 No Default or Material Adverse Effect. No Default or Event of Default exists hereunder. No event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller or any Relevant Party or under any Structural Agreement. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred.

Section 7.10 Underlying Assets; Trust Interests. Each Underlying Asset, each Grantor Trust Interest, and each Pass-Through Trust Interest is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including those contained in Schedules 1-A and 1-B applicable to the related Underlying Assets) and the Underlying Asset Documents with respect to each Underlying Asset is true and correct. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the Custodial Agreement with respect to each Underlying Asset, including delivery to Custodian of all required Underlying Asset Documents. Seller has no Knowledge of any fact that could reasonably lead it to expect that any Underlying Asset will not be paid in full. No Purchased Asset or Underlying Asset is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Underlying Asset or otherwise, by any Relevant Party, any Servicer, Transferor, Obligor or other Person, except as set forth in the Underlying Asset Documents delivered to Buyer. None of the Underlying Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer. If any Underlying Asset Document requires the holder or transferee of the related Underlying Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), the relate Underlying Entity meets such requirement. Assuming that Buyer also meets such requirement, the pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents does not violate any such Underlying Asset Document. No Purchased Asset or

Underlying Asset contravenes any Requirements of Laws. To Seller’s Knowledge, no properties presently or previously owned or leased by Seller or its predecessors contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of any Relevant Party thereunder. Seller has no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of any Relevant Party under any Environmental Law.

Section 7.11 Acquisition of Underlying Assets. With respect to each Underlying Asset acquired by the Seller, the Depositor, or the HUD Purchaser, as applicable, from a Transferor and contributed to the Titling Trust, (a) such Underlying Asset was acquired and transferred on a legal true sale basis pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Underlying Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to the Titling Trust or an Affiliate of the Titling Trust, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, and (e) the representations and warranties made by such Transferor to the Seller, the Depositor, or the HUD Purchaser, as applicable, in such Purchase Agreement are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement. The Titling Trust has issued Participation Interests to each of the Grantor Trust and the Pass-Through Trust in respect of certain Underlying Assets pursuant to the terms of the Participation Agreement, and the Titling Trust retains no beneficial or economic interests in such Underlying Assets. The issuance of the Participation Interests by the Titling Trust to the Grantor Trust and Pass-Through Trust was not for or on account of an antecedent debt owed by the Titling Trust to such Grantor Trust or Pass-Through Trust, and is not voidable or subject to avoidance under the Bankruptcy Code.

Section 7.12 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets, free and clear of any Liens. With respect to the protective security interests granted by Seller and each Underlying Entity in Section 11.01, upon the delivery of the Confirmations and the Underlying Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC. Upon receipt by Custodian of each Underlying Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall have a valid first priority perfected security interest in such Underlying Asset Document. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. None of Seller nor any Underlying Entity has sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. None of Seller nor any Underlying Entity has authorized the filing of and is not aware of any UCC financing statements filed against Seller or any Underlying Entity as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.13 No Broker. No Relevant Party or any Affiliate thereof has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.14 Trust Certificates.

(a) The Grantor Trust Certificates issued and outstanding as of the related Purchase Date and delivered to Buyer pursuant to Sections 6.02(d) constitute all the issued and outstanding Grantor Trust Interests of the Grantor Trust. The Pass-Through Trust Certificates issued and outstanding as of the related Purchase Date and delivered to Buyer pursuant to Sections 6.01(d) constitute all of the issued and outstanding Pass-Through Trust Interests of the Pass-Through Trust.

(b) Each Trust Certificate has been duly and validly issued in compliance with applicable law and the applicable Underlying Entity Agreement and is fully paid and nonassessable.

(c) Immediately prior to the re-registration thereof in the name of Buyer pursuant to this Agreement, Seller is the record and beneficial owner of, and has good title to, each Trust Certificate, representing all of the Trust Interests in the Grantor Trust and the Pass-Through Trust, free of any and all liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

(d) Each Trust Certificate and the related Trust Interests are unencumbered (other than Liens created in favor of Buyer pursuant to this Agreement and Liens created by or through Buyer). There are (i) no outstanding rights, options, warrants or agreements (other than as created by Buyer) for a purchase, sale or issuance, in connection with any Trust Certificate or related Trust Interests, (ii) no agreements on the part of Seller to issue, sell or distribute any Trust Certificate or related Trust Interests, and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of any each Trust Certificate.

(e) Each Trust Certificate is a certificated security in registered form.

Section 7.15 Separateness. Seller and each Underlying Entity is in compliance with the requirements of Article 9.

Section 7.16 Tax Status. Neither Seller nor any Underlying Entity has made a tax election to be afforded status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Section 7.17 Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

Section 7.18 Chief Executive Office; Jurisdiction of Organization. On the Effective Date, the jurisdiction of organization of each of Seller and each Underlying Entity is Delaware. Seller shall provide Buyer with thirty (30) days advance notice of any change in the principal office or place of business or jurisdiction of Seller or any Underlying Entity. Seller does not have a trade name. During the preceding five (5) years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 7.19 REIT Status. REIT Guarantor has (i) maintained its status as a REIT under all applicable laws and regulations and (ii) complied with the conditions and limitations set forth in Section 856(c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder.

Section 7.20 Structural Agreements. Each of the Structural Agreements is genuine, in full force and effect, and no defaults or events of default exist thereunder. Each such Structural Agreement is the legal, valid and binding obligation of the makers thereof enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles. The enforceability of each such Structural Agreement has not been contested by any party thereto. There is no default, breach, violation or event of acceleration existing under any Structural Agreement and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder.

Section 7.21 Investment Company Act. None of Seller, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

Section 7.22 No Adverse Selection. No procedures believed by Seller to be adverse to Buyer were utilized by Seller or Servicer in identifying or selecting the proposed Pools or Purchased Assets comprising a Pool for sale to Buyer or in connection with any Sale and Disposition.

ARTICLE 8

COVENANTS

From the date hereof until the Repurchase Obligations are paid in full and the Repurchase Documents are terminated, Seller (unless otherwise specified herein) shall perform and observe the following covenants, which shall (a) be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists), and (b) shall also apply to all Subsidiaries of Seller (if any):

Section 8.01 Existence; Governing Documents; Conduct of Business. Seller and each Underlying Entity shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a

Material Adverse Effect, (c) comply with its respective Governing Documents, including all special purpose entity provisions, and (d) not modify, amend in a manner which would have a Material Adverse Effect or terminate its Governing Documents. Seller shall not permit any Underlying Entity to modify or amend its respective Governing Documents in a manner that could reasonably be expected to have (i) a Material Adverse Effect or (ii) an adverse effect on (x) Buyer’s rights under this Agreement or the other Repurchase Documents, (y) any Purchased Asset or Underlying Asset, or (z) the furtherance of the purposes of any Repurchase Document. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it and (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business. Seller shall not (a) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.01 or Section 7.18 or (b) move, or consent to Custodian moving, the Underlying Asset Documents from the location thereof on the Closing Date, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal, unless Buyer agrees before a Transaction that Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer. Seller shall provide Buyer with the organizational identification number and tax identification number of each Underlying Entity upon formation.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller and each Underlying Entity shall comply in all material respects with all Requirements of Laws, including those relating to any Purchased Asset and to the reporting and payment of taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall conduct the requisite due diligence in connection with the acquisition of each Underlying Asset for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Obligor and the origin of the assets used by such Person to purchase the Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of the Anti-Terrorism Laws. Seller shall maintain the Custodial Agreement in full force and effect.

Section 8.03 Structural Changes. None of Seller nor any Underlying Entity shall (i) enter into a merger or consolidation, or liquidate, wind up or dissolve, or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its Property whether now owned or hereafter acquired (other than in connection with a Sale and Disposition, in accordance with Section 3.04), or permit any changes in the ownership of its Equity Interests, without the consent of Buyer. None of the Equity Interests in, or any property or assets of, any Underlying Entity shall be pledged to any Person other than Buyer. Except as contemplated by this Agreement, Seller shall not enter into any transaction with an Affiliate of Seller unless (a) Seller notifies Buyer of such transaction at least ten (10) days before entering into it, and (b) such transaction is on market and arm’s-length terms and conditions, as demonstrated in Seller’s notice.

Section 8.04 Protection of Buyer’s Interest in Purchased Assets.

(a) With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, Underlying Asset Documents or Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Repurchase Documents and Buyer’s ownership of and first priority perfected security interest in the Purchased Assets and related Underlying Asset Documents, including executing or causing to be executed (i) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (ii) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller and each Underlying Entity in the Purchased Assets, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller and each Underlying Entity shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset, including the delivery to Custodian of all required Underlying Asset Documents.

(b) Seller and each Underlying Entity (i) shall not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien on any Purchased Asset to or in favor of any Person other than Buyer (other than Permitted Liens), (ii) shall not grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any Purchased Asset (except as provided in the foregoing clause (i)), (iii) shall defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (iv) shall defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if any of Seller or any Underlying Entity grants a Lien on any Purchased Asset in violation of this Section 8.04(b) or any other Repurchase Document, such Person shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default.

(c) None of Seller nor any Underlying Entity shall materially amend, modify, waive or terminate any provision of any Servicing Agreement. None of Seller nor any Underlying Entity Seller shall, nor shall permit Servicer to, extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset or Underlying Asset Document except in accordance with the Servicing Standard.

(d) None of Seller nor any Underlying Entity shall take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

(e) Each of Seller and each Underlying Entity shall mark its books and records to evidence the interests granted to Buyer hereunder.

Section 8.05 Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations and Investments. Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of any Relevant Party or in any Underlying Entity, whether now or hereafter outstanding, or make any other distribution in respect thereof (other than distributions of amounts received by Seller under clause seventh of Sections 5.02(a)(i), 5.02(a)(ii) and 5.02(a)(iii)), either directly or indirectly, whether in cash or property or in obligations of such Person. Other than any Permitted Indebtedness, Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent arising or existing under, or in furtherance of, the Repurchase Documents. No Underlying Entity shall contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent arising or existing under the Repurchase Documents or Structural Agreements.

Section 8.06 Maintenance of Property and Insurance. Seller shall (a) keep all property useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties, and the properties and assets held by each Underlying Entity, in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance.

Section 8.07 Financial Covenants.

(a) Leverage Ratio. As of the last Business Day of the quarter and on any funding date, Seller and Guarantors shall maintain a ratio of its Total Indebtedness to its Adjusted Tangible Net Worth at less than the Leverage Ratio.

(b) Adjusted Tangible Net Worth. As of the last Business Day of the quarter and on any funding date, Seller and Guarantors shall maintain an Adjusted Tangible Net Worth greater than or equal to the Net Worth Amount.

(c) Liquidity. At all times, Seller and Guarantors shall maintain Liquidity of greater than or equal to the Liquidity Amount; provided unrestricted cash must be greater than or equal to the Unrestricted Cash Amount.

Section 8.08 Delivery of Income. If any Income is received by any Servicer, any Relevant Party or Affiliate thereof, Seller shall cause such Income to be delivered as provided in Section 5.01(b). Seller shall, and pursuant to each Servicer Side Letter shall cause, each Servicer and Interim Servicer and all other applicable Persons to, remit all Income received in respect of the Underlying Assets into the Collection Account in accordance with Section 5.01 hereof. Seller shall, and pursuant to each Servicer Side Letter shall cause each Servicer to hold all Escrow Payments received in respect of the Underlying Assets in segregated trust accounts. Seller and each Underlying Entity shall comply with and take all reasonable steps to enforce each Servicing Agreement and related Servicer Side Letter. None of Seller nor any Underlying Entity shall amend, modify, waive, terminate or revoke any Servicing Agreement in any manner that could reasonably be expected to have (i) a Material Adverse Effect or (ii) an adverse effect on (x) any Underlying Asset serviced under such Servicing Agreement, (y) Buyer’s rights under this Agreement or the other Repurchase Documents, or (z) the furtherance of the purposes under any Repurchase Document, in each case, without Buyer’s prior written consent. In connection with each Principal Payment or prepayment made with respect to an Underlying Asset, Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Underlying Asset to which such payment applies. If Seller or any Underlying Entity receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Underlying Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request.

Section 8.09 Delivery of Financial Statements and Other Information. Seller shall deliver or cause to be delivered the following to Buyer or Verification Agent (if any), as Buyer may direct, as soon as available and in any event within the time periods specified:

(a) [reserved];

(b) within forty five (45) days after the end of each fiscal quarter of the REIT Guarantor, provided that such financial statements are not publicly available on the REIT Guarantor’s website, (i) the unaudited balance sheets of the REIT Guarantor, as at the end of such period, (ii) the related unaudited statements of income, retained earnings, stockholders’ equity and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate; provided, that if the REIT Guarantor fails to provide the financial statements, upon notice from Buyer, the REIT Guarantor must remedy such failure to deliver financial statements within two (2) Business Days;

(c) within ninety (90) days after the end of each fiscal year of the REIT Guarantor, provided that such financial statements are not publicly available on the REIT Guarantor’s website, (i) the audited balance sheets of the REIT Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of the REIT Guarantor as at the end of and for such fiscal year in accordance with GAAP and (iv) a Compliance Certificate; provided, that if the REIT Guarantor fails to provide the financial statements, upon notice from Buyer, the REIT Guarantor must remedy such failure to deliver financial statements within two (2) Business Days;

(d) all reports submitted to Seller or any Guarantor (each, a “Financial Reporting Person”) by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Seller made by such accountants, including any management letter commenting on such Financial Reporting Person’s internal controls, provided that such reports and letters are not publicly available on the REIT Guarantor’s website;

(e) with respect to each Underlying Asset and related Mortgaged Property: (i) within thirty (30) days after the end of each fiscal quarter of each Servicer, a quarterly report of the following: delinquency, loss experience, internal risk rating, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by each Servicer, remittance, servicing, securitization, exception and other reports and modifications or updates to the items contained in the Preliminary Information;

(f) if not otherwise publically available on a Financial Reporting Person’s website, all financial statements and material reports, notices and other documents that any Relevant Party sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(g) within ten (10) days after the end of each month, a report of all proposed sales, repurchases and other transactions with respect to the Purchased Assets, the form of which report shall be acceptable to Buyer, provided that such statements, reports, notices and other documents are not publicly available on the REIT Guarantor’s website;

(h) within fifteen (15) days after the end of each month, a properly completed Purchased Asset Data Summary, substantially in the form of Exhibit J, with respect to each Purchased Asset;

(i) monthly servicing reports, including static pool analyses and liquidity (cash and availability) in the form of Exhibit M, which monthly reports shall be due on each Reporting Date with respect to the Purchased Assets;

(j) monthly servicing data feeds detailing Mortgage Loan level attributes with respect to the Purchased Assets;

(k) monthly reports reflecting those Underlying Assets that are expected to become REO Properties within sixty (60) days;

(l) within five (5) Business Days after any material amendment, modification or supplement has been entered into with respect to the Servicing Agreement, a fully executed copy thereof, certified by Seller to be true, correct and complete;

(m) any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller, the Purchased Assets or the Underlying Assets, as soon as possible after the discovery thereof by any Relevant Party or an Affiliate of any Relevant Party;

(n) as soon as available, copies of any reports prepared by the Program Administrator pursuant to the Participation Agreement or the Servicer with respect to the Seller or the Underlying Assets;

(o) as soon as available, and in any event within thirty (30) days of receipt, (x) copies of relevant portions of any final written Agency and Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal with respect to any Relevant Party in connection with its residential mortgage or structured products platform;

(p) such other daily/weekly/monthly reports as may be reasonably required by Buyer; and

(q) such other information regarding the financial condition, operations or business of such Financial Reporting Person as Buyer may reasonably request.

Section 8.10 Delivery of Notices. Seller shall promptly notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a) a Representation Breach;

(b) any of the following: (i) with respect to any Underlying Asset or related Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, violation of Requirements of Law, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect, and (ii) the existence of any material litigation or material adverse financial change on the current or future operations of any Relevant Party or, in connection with its residential mortgage or structured products platform or in relation to the responsibilities performed by the Investment Manager or the Program Administrator that in either case, if adversely determined, could reasonably be expected to have (i) a Material Adverse Effect, or (ii) a material adverse effect on (x) any Purchased Asset or Underlying Asset, (y) Buyer’s rights under this Agreement or the other Repurchase Documents, or (z) the furtherance of the purposes under any Repurchase Document;

(c) the existence of any Default, Event of Default under any Repurchase Document, or material default under or related to a Purchased Asset, Indebtedness, Structural Agreement, Guarantee Obligation or Contractual Obligation of any Guarantor, Seller or any Underlying Entity;

(d) with respect to Underlying Assets that are HUD Pool Loans, any audit, examination, evaluation, monitoring review or meeting conducted by or on behalf of HUD of HUD Purchaser, Servicer or the Titling Trust, or the receipt of any report, findings or other notice from HUD in respect thereto;

(e) the resignation or termination of a Servicer under its Servicing Agreement or the occurrence of any Servicer Termination Event;

(f) the resignation or termination of Custodian, Program Administrator or the Trustee under the Custodial Agreement or any of the Underlying Entity Agreements, respectively;

(g) adoption by any Relevant Party or any ERISA Affiliate of any Plan, including any Plan that is subject to Title IV of ERISA or execution of a collective bargaining agreement that requires any Relevant Party or ERISA Affiliate to make contributions to a Multiemployer Plan, and at any time thereafter (1) notice of any Reportable Event or failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, including the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or any request for a waiver under Section 412(c) of the Code for any Plan; (2) a notice of intent to terminate any Plan or any action taken by any Relevant Party or an ERISA Affiliate to terminate any Plan or the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Relevant Party or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; (3) the complete or partial withdrawal from a Multiemployer Plan by any Relevant Party or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Relevant Party or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA or the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Relevant Party or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; (4) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part; (5) the occurrence of any noncompliance event with respect to any Plan that could reasonably be expected to result in any material obligation or liability to any Relevant Party or ERISA Affiliate; and (6) the assets of Seller or any Guarantor are treated as, or Seller or any Guarantor becomes aware that assets of Seller or any Guarantor will be treated as “plan assets” under 29 C.F.R. 2510.3-101 as amended by Section 3(42) of ERISA;

(h) any amendments, modifications, waivers or terminations of any provision of any Structural Agreement prior to such amendment, modification, waiver or termination taking effect;

(i) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, audit, investigation or other legal or arbitrable proceedings by or before any Governmental Authority that (i) questions or challenges the compliance of any Relevant Party with applicable law, including ERISA or section 4975 of the Code, (ii) would have a Material Adverse Effect or an adverse effect on (x) Buyer’s rights under this Agreement or the other Repurchase Documents, (y) any Purchased Asset or Underlying Asset, or (z) the furtherance of the purposes of any Repurchase Document, (iii) questions or challenges the validity or enforceability of any Repurchase Document, any Structural Agreement, Transaction, Purchased Asset or related Underlying Asset Document or of Buyer’s rights or claims thereunder, or (iv) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect in connection with its residential mortgage or structured products platform; and in each such case, such notice shall set forth the details of such occurrence and any action the applicable Relevant Party has taken or proposes to take with respect thereto;

(j) promptly upon Knowledge thereof, notice of any change in any REIT Guarantor’s status as a REIT; and

(k) any Grantor Trust Interests and Pass-Through Trust Interests become Converted Trust Interests.

Section 8.11 REIT Status. REIT Guarantor shall at all times (i) maintain its status as a REIT under all applicable laws and regulations and (ii) comply with the conditions and limitations set forth in Section 856(c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder.

Section 8.12 Provision of REO Deed.

(b) If any Underlying Entity shall (i) acquire, or contemplate the acquisition of, any REO Property or (ii) desires to extinguish any Mortgage Note in connection with the foreclosure of an Underlying Asset that is a Mortgage Loan, Seller shall cause (x) the Titling Trust to own bare legal title to such REO Property in fee simple by REO Deed in the name of such Titling Trust, and (y) 100% of the economic and beneficial interests therein to be evidenced by the Participation Interests issued to the Pass-Through Trust.

(c) The beneficial interests in such REO Deed shall constitute an Underlying Asset for all purposes hereof. All costs and expenses in connection with the preparation, execution, delivery and filing or recording of any REO Deed, and any filing, transfer or recording tax or other charges with respect thereto shall be borne by the related Seller. Such Seller shall, at its sole cost and expense, take all such other steps as may be necessary in connection with the preservation of Buyer’s indirect rights in and interests to such REO Property and Buyer’s direct rights in and interests to the related Purchased Assets.

Section 8.13 Records.

(a) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the related Underlying Assets in accordance with industry custom and practice for assets similar to the Underlying Assets, including those maintained pursuant to the preceding subparagraph, including those records required to be maintained under a CAA with respect to Underlying Assets that are HUD Loans, and all such Records constituting Underlying Asset Documents shall be in Custodian’s possession except as otherwise provided under this Agreement or the Custodial Agreement. Seller will not allow any such papers, records or files that are an original or an only copy and part of the Underlying Asset Documents to leave Custodian’s possession, except in accordance with the terms of the Custodial Agreement. Seller shall or shall cause Servicer to maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Underlying Assets and preserve them against loss.

(b) For so long as Buyer has an interest in or Lien on any Purchased Asset, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and Liens in favor of Buyer granted hereby.

(c) Upon at least two (2) Business Days’ prior notice from Custodian or Buyer (provided that no prior notice shall be required if a Default or Event of Default shall exist), Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its respective independent certified public accountants.

Section 8.14 No Pledge. None of Seller nor any Underlying Entity shall pledge, transfer or convey any security interest in any Account to any Person (other than Buyer).

Section 8.15 Reserved.

Section 8.16 Maximum Aggregate Purchase Price. The Aggregate Purchase Price for all Purchased Assets as of any date shall not exceed the Maximum Aggregate Purchase Price. If, at any time, the Aggregate Purchase Price exceeds the Maximum Aggregate Purchase Price, Seller shall immediately pay to Buyer an amount necessary to reduce the Aggregate Purchase Price to an amount equal to or less than the Maximum Aggregate Purchase Price.

Section 8.17 No Sale or Material Adverse Actions. If an Event of Default shall have occurred and be continuing hereunder, no Seller shall permit any Underlying Asset to be sold, transferred or otherwise liquidated without the express written consent of Buyer. With respect to any Underlying Asset, no Seller shall permit any Servicer to take any action that could have a material adverse effect on the direct interests of the related Trust or the indirect interests of Buyer therein other than actions performed pursuant to the Servicing Agreement, and in accordance with the Servicing Standard, without first procuring the express written consent of Buyer to such action.

Section 8.18 Distributions. If an Event of Default has occurred and is continuing, Seller shall not pay any dividends with respect to any Capital Stock or other Equity Interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

Section 8.19 Applicable Law. Each of Seller and each Underlying Entity shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 8.20 Existence. Each of Seller and each Underlying Entity shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 8.21 Chief Executive Office; Jurisdiction of Organization. None of Seller nor any Underlying Entity shall move its chief executive office from the addresses referred to in

Section 7.18 or change its jurisdiction of organization from the jurisdiction referred to in Section 7.18 unless it shall have provided Buyer ten (10) days’ prior written notice of such change.

Section 8.22 Reserved.

Section 8.23 Grantor Trust Matters. Seller shall ensure that no Underlying Asset is transferred to a Grantor Trust after the expiration of the applicable period limiting the addition of any assets to be included as Underlying Assets as set forth in the Grantor Trust Agreement.

Section 8.24 Maintenance of Reserve Accounts. Seller shall at all times, maintain in the related Reserve Account, funds in an amount equal to the Required Amount.

Section 8.25 No Internalization of Management. From and after the initial Purchase Date Seller shall be managed at all times by Program Administrator.

Section 8.26 Reserved.

Section 8.27 Entitlement Holder; Additional Proceeds. With respect to any Income or other amounts paid or distributed in respect of the Seller that are received by any Relevant Party, Seller shall and shall cause such other Relevant Party to hold such Income or such other amounts in trust for the Buyer segregated from other funds of such Relevant Party as part of the Purchased Assets pending the repurchase by Seller, until paid or delivered to Buyer as required hereunder. If any Relevant Party shall become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Underlying Entity Equity Interests of Seller or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly endorsed by Seller to Buyer, if required, together with the requisite transfer or stock powers in blank duly executed or endorsed and with, if Buyer so requests, signature guaranteed, to be held by Buyer hereunder as part of the Purchased Assets.

Section 8.28 Trust Interests. None of Seller nor any Underlying Entity shall take any action to issue, or enable the issuance of, any Equity Interests in any Underlying Entity of any nature (other than the Trust Certificates and related Trust Interests represented thereby and the Participation Interests held by the Grantor Trust and the Pass-Through Trust), including any rights that are convertible into Equity Interests. If Seller shall become entitled to receive or shall receive any certificate evidencing any option rights or any other Equity Interest in the Grantor Trust or the Pass-Through Trust, whether in addition to, in substitution for, as a conversion of, or in exchange for the related Trust Interests, or otherwise in respect thereof, Seller shall assign and deliver the same forthwith to Buyer in the exact form received, duly endorsed by Seller, together with an undated transfer power, if required, covering such certificate duly executed in blank. Any sums paid upon or in respect of any Trust Interest or Participation Interest upon the liquidation or dissolution of the related Underlying Entity shall be paid over to Buyer and applied to the payment of the outstanding Repurchase Price. Seller shall, at its sole cost and expense, take all such other steps as may be necessary in connection with the preservation of Buyer’s rights in and interests to the Trust Certificates and the Trust Interests.

Section 8.29 Structural Agreements. Seller shall not permit (i) the assignment or subcontracting of any Person’s rights or obligations under any Structural Agreement, or (ii) the amendment or modification of, the waiver of any event of default under, or the termination of any Structural Agreement, in a manner that could reasonably be expected to have (i) a Material Adverse Effect or (ii) an adverse effect on (x) any Purchased Asset or Underlying Asset, (y) Buyer’s rights under this Agreement or the other Repurchase Documents, or (z) the furtherance of the purposes under any Repurchase Document, in each case, without Buyer’s prior written consent. Neither Seller nor any other Relevant Party shall waive (or direct the waiver of) the performance by any party to any Structural Agreement of any action, if the failure to perform such action would materially and adversely affect any Underlying Entity, any Purchased Assets, the Underlying Assets or the rights of the holder of the Trust Interests or the Participation Interests in any material respect, nor has any such Person waived (or has directed the waiver of) any default resulting from any action or inaction by any party.

Section 8.30 Servicing Rights. Seller shall ensure that no Underlying Entity pledges or otherwise assigns, transfers or disposes of or permits the pledge, assignment, transfer or disposal of any of the Servicing Rights with respect to the Underlying Assets to any Person without Buyer’s prior written consent.

Section 8.31 Voting Rights. Buyer, in its capacity as registered holder of each of the Trust Certificates hereby grants to Seller a revocable license to exercise all voting and direction rights inuring to the “Certificateholder” (as defined in the applicable Underlying Entity Agreement) under the applicable Underlying Entity Agreement; provided, however, that no vote shall be cast or direction right exercised or other action taken which would impair the Trust Certificate or the related Trust Interests, the Underlying Entities or the Underlying Assets or Buyer’s rights to a Trust Certificate, the related Trust Interests, the Underlying Entities or the Underlying Assets or which would be inconsistent with or result in a violation of any provision of this Agreement or any other Repurchase Document. For the sake of clarity, the license granted by Buyer pursuant to the prior sentence is revocable by Buyer at any time in its discretion, including without limitation upon the occurrence of a Default or an Event of Default.

ARTICLE 9

SINGLE-PURPOSE ENTITY

Section 9.01 Reserved.

Section 9.02 Covenants Applicable to Each Underlying Entity. Each Underlying Entity shall, and Seller shall ensure that each Underlying Entity shall, (a) own no assets other than the Underlying Assets (or Participation Interests therein, as applicable), and shall not engage in any business other than transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, (b) not maintain or incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), (c) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, other than with respect to the Underlying Entity Equity Interests in the Underlying Entities, (d) except in the case of any Underlying Entity, pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) comply with the provisions of its Governing Documents, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents without Buyer’s prior written consent thereto, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated with the financial statements of an Affiliate to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that appropriate notation shall be made on such financial statements to indicate the separateness of such Person from such Affiliate and to indicate that such Person’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (j) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except in connection with a Sale and Disposition that is permitted hereunder), (k) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (l) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (m) not hold itself out to be responsible for the debts or obligations of any other Person, (n) not enter into any transaction with an Affiliate of such Person except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (o) not pledge its assets to secure the obligations of any other Person, and (p) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity (other than, in the case of Seller, the Trust Interests in the Grantor Trust and Pass-Through Trust, and in the case of the Grantor Trust and Pass-Through Trust, the Participation Interests).

Section 9.03 Covenants Applicable to Seller and each Underlying Entity. Seller shall (i) be a Delaware limited liability company and (ii) not take any Insolvency Action with respect to itself or with respect to any of the Underlying Entities. The Pass-Through Trust and the Grantor Trust shall each (i) be a New York common law trust, (ii) have a Qualified Trustee serving as its trustee, and (iii) not take any Insolvency Action and shall not cause or permit any Insolvency Action to be taken with respect to itself or any of the other Underlying Entities. The Titling Trust shall (i) be a Delaware statutory trust, (ii) have a Qualified Trustee serving as its trustee, and (iii) not take any Insolvency Action and shall not cause or permit any Insolvency Action to be taken with respect to itself or any of the other Underlying Entities.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential within one (1) Business Day of when due, or (iii) any other amount within two (2) Business Days of when due, in each case under the Repurchase Documents;

(b) (i) Seller fails to observe or perform the Repurchase Obligations under Section 8.04 and 18.08(a), or (ii) Seller or any Underlying Entity fails to observe or perform any other covenant applicable to it under the Repurchase Documents in any material respect and such failure continues unremedied for five (5) Business Days (to the extent such failure is capable of being cured) after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(c) Any Representation Breach (other than a Representation Breach regarding any Underlying Asset-related representation contained in Section 7.10 and any representation in Schedule 1-A or 1-B, breach of which shall be considered solely for the purpose of determining the Market Value of the Underlying Assets, unless (i) Seller shall have made any such representations and warranties with Knowledge that they were materially false or misleading at the time made, or (ii) Buyer determines that any such representations and warranties continue to be regularly made on a materially false or misleading basis), exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller or Seller fails to comply with the repurchase requirements with respect to any Underlying Asset in accordance with Section 3.04(b);

(d) Seller, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $5,000,000 in the aggregate, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);

(e) Seller, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity or any Affiliate thereof defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between such Person and Buyer or any Affiliate of Buyer;

(f) An Insolvency Event occurs with respect to any Relevant Party;

(g) A Change of Control occurs without Buyer’s prior written consent;

(h) A final judgment or judgments for the payment of money in excess of $5,000,000, with respect to REIT Guarantor, $5,000,000, with respect to Seller, $5,000,000 in the aggregate with respect to the Underlying Entities, or $5,000,000, in the aggregate with respect to AG MIT Guarantor, Program Administrator and Investment Manager, in each case, by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) Business Days from the date of entry thereof;

(i) A Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of any Relevant Party, (ii) displace the management of any Relevant Party or curtail its authority in the conduct of its respective business, (iii) terminate the activities of any Relevant Party as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of Seller of the foregoing as an issuer, buyer or Seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

(j) Any of Seller, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity admits that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

(k) Any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of any of Seller, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of any of Seller, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by such Person or any other Person, in each case directly, indirectly, in whole or in part;

(l) Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset or any Account;

(m) Any of Seller, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of such Person as an “investment company”;

(n) Any of Seller, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and such Person fails to obtain such consent and such conduct or action continues for two (2) Business Days after receipt of notice thereof from Buyer;

(o) Seller, Servicer, any Guarantor, Program Administrator, Investment Manager or any Underlying Entity, or any Person acting on behalf of, or at the direction of, any of the foregoing, fails to remit all Income and other amounts as and when required by Section 5.01;

(p) Any Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Seller or any Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q) REIT Guarantor fails to (i) maintain its status as a REIT under all applicable laws and regulations or (ii) comply with the conditions and limitations set forth in Section 856(c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder;

(r) (i) Any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination that a Plan is “at risk” (within the meaning of Section 303 (of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller, any Guarantor or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Seller, any Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (vi) Seller, any Guarantor or any ERISA Affiliate shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan, (vii) any obligation for post-retirement medical costs (other than as required by COBRA) exists, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (ix) the assets of Seller or any Guarantor are treated as “plan assets” under 29 C.F.R. 2510.3-101 as amended by Section 3(42) of ERISA;

(s) There shall have occurred a Guaranty Default that continues unremedied for a period of two (2) Business Days;

(t) Seller shall fail to maintain funds in an aggregate amount equal to the Required Amount in the Interest Reserve Account which failure continues unremedied for a period of two (2) Business Days;

(u) A default shall have occurred under any of the Structural Agreements that could reasonably be expected to have (i) a Material Adverse Effect or (ii) an adverse effect on (x) Buyer’s rights under this Agreement or the other Repurchase Documents, (y) any Purchased Asset or Underlying Asset, or (z) the furtherance of the purposes of any Repurchase Document;

(v) A Servicer Termination Event shall have occurred with respect to a Servicer and Seller shall fail (x) to identify a successor servicer to replace such Servicer that is acceptable to Buyer or (y) to transfer the servicing of the Underlying Assets to such successor servicer acceptable to Buyer within the time period provided for in the applicable Servicing Agreement, in each case, within the lesser of (i) the applicable time period provided for in the applicable Servicing Agreement and (ii) sixty (60) days;

(w) Except as described elsewhere in this Section 10.01, there shall have occurred a material default or breach under any of the Repurchase Documents;

(x) (i) AG REIT Management, LLC ceases to be the Investment Manager, (ii) the Investment Manager becomes, in the reasonable opinion of Buyer, incapable of performing its duties as Investment Manager or otherwise fails to act on behalf of Seller in principally the same or similar capacity as that held as of the date of this Agreement, or an Insolvency Event occurs with respect to the Investment Manager, (iii) Seller appoints another investment manager, and in the case of (i), (ii) and (iii) above, such investment manager shall not have been replaced with another person satisfactory to Buyer, as evidenced in writing by Buyer or (iv) the Investment Manager is no longer wholly owned by Angelo, Gordon & Co. L.P.; or

(y) Any condition or circumstance which causes, constitutes or may cause or constitute a Material Adverse Effect and/or a Market Disruption Event, as reasonably determined by Buyer, shall have occurred and be continuing.

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f), (i) or (j)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a) All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b) All amounts in the Accounts and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c) Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Records and all other instruments, certificates and documents then held by Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files and other files and records of Seller or Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d) Buyer may immediately, at any time and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell some or all of the Purchased Assets or the Underlying Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets or Underlying Assets and give Seller credit against the Repurchase Price for such retained Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets (calculated with respect to the Underlying Assets). Until such time as Buyer exercises either such remedy with respect to a Purchased Assets or Underlying Assets, Buyer may hold such Purchased Assets and Underlying Assets for its own account and retain all Income with respect thereto. Buyer shall not be required to give any warranties as to the Purchased Assets or the Underlying Assets with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets or the Underlying Assets. The foregoing procedure for disposition and liquidation of the Purchased Assets and the Underlying Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Assets or the Underlying Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets or the Underlying Assets, or that have the reasonable capability of doing so, or that match buyers and Seller of assets. For the avoidance of doubt, the parties agree that Buyer shall be entitled to place the Purchased Assets or the Underlying Assets in a pool for issuance of mortgage backed securities at the then prevailing price for such securities and to sell such securities for such prevailing price in the open market.

(e) The Parties agree that the Purchased Assets and the Underlying Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Assets or the Underlying Assets on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Assets or the Underlying Assets shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.

(f) Buyer shall have the right to direct the Servicer to remit all collections thereon to Buyer, and if any such payments are received by any Relevant Party or Servicer, Seller shall not and shall not permit such Relevant Party or Servicer to commingle the amounts received with other funds of such Relevant Party or Servicer and shall promptly pay them over to Buyer.

(g) Upon the occurrence of one or more Events of Default, Buyer shall apply any proceeds from the liquidation of the Purchased Assets and/or the Underlying Assets, as applicable, to the Repurchase Prices hereunder and all other Repurchase Obligations in the manner Buyer deems appropriate.

(h) Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(i) Buyer shall be entitled to seek an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(j) Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(k) Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.18. This Section 10.02(k) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(l) All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.18, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant.

(a) Buyer and Seller intend that all Transactions shall be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents in the event that any Governmental Authority recharacterizes the Transactions as other than sales, and as security for Seller’s performance of the Repurchase Obligations, Seller hereby grants, assigns and pledges to Buyer a first priority security interest in all of its rights, title and interest in, to and under the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price).

(b) Seller acknowledges and agrees that its rights with respect to the Purchased Assets (including without limitation, any security interest it may have in the Purchased Assets and any other collateral granted by Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder.

Section 11.02 Effect of Grant.

If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets and the Underlying Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Underlying Asset Documents, the Purchased Assets, the Underlying Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (B) if an Event of Default exists, no Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03 Seller to Remain Liable. Buyer and Seller agrees that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset, whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Assets and Underlying Asset Documents to perform all of Seller’s or the related Underlying Entity’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Reserved.

Section 11.05 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or any part thereof marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets or any part thereof as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Market Disruption. If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred.

Section 12.03 Breakfunding. Seller shall indemnify Buyer and hold Buyer harmless from any loss, cost or expense (including reasonable legal fees and expenses) which Buyer may sustain or incur arising from (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.05, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.05 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed in writing to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because the LIBO Rate is not available for any reason on a day that is not the last day of the then current Pricing Period.

Section 12.04 Increased Costs. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement (a) shall subject Buyer to any tax of any kind whatsoever with respect to the Repurchase Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for income taxes and any changes in the rate of tax on Buyer’s overall Net Income), (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) shall impose on Buyer any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable. Buyer shall provide written notice to Seller of any change or event pursuant to which additional amounts are due or become due under this Section 12.04 as soon as reasonably practicable after it becomes aware of any such change or event. Upon receipt of such notice, Seller, in its discretion, shall (a) pay all additional amounts due under this Section 12.04 or (b) repurchase all of the Purchased Assets in accordance with Section 3.05.

Section 12.05 Capital Adequacy. If Buyer determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then, in any such case, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such reduction. Buyer shall provide written notice to Seller of any change or event pursuant to which additional amounts are due or become due under this Section 12.05 as soon as reasonably practicable after it becomes aware of any such change or event. Upon receipt of such notice, Seller, in its discretion, shall (a) pay all additional amounts due under this Section 12.05 or (b) repurchase all of the Purchased Assets in accordance with Section 3.05.

Section 12.06 Withholding Taxes.

(a) All payments made by Seller to Buyer or any other Indemnified Person under the Repurchase Documents and by Obligors with respect to the Underlying Assets shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on Net Income by the United States, a state or a foreign jurisdiction under the laws of which Buyer or such other Indemnified Person is organized or of its applicable lending office, or a state or foreign jurisdiction with respect to which Buyer or such other Indemnified Person has a present or former connection, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by Seller for their own account not later than the date when due. If any taxes are required to be deducted or withheld from any amounts payable to Buyer and/or any other Indemnified Person, then Seller shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; and (c) pay to Buyer or other Indemnified Person such additional amounts (the “Additional Amount”) as may be necessary so that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase and any penalties) is not less than the amount that would have been paid absent such deduction or withholding. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to (i) Net Income or franchise taxes imposed on Buyer and/or any other Indemnified Person, with respect to payments required to be made by Seller under the Repurchase Documents, by a taxing jurisdiction in which Buyer and/or any other Indemnified Person is organized, conducts business or is paying taxes (as the case may be), or (ii) any U.S. federal withholding tax imposed on “withholdable payments” made after December 31, 2012, if the Buyer is a “foreign financial institution” that fails to comply with the requirements of section 1471(b) of the Code or a “non-financial foreign entity” that fails to comply with section 1472(b) of the Code, each as in effect on the date hereof, or Treasury regulations or administrative guidance promulgated thereunder.

(b) In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c) Seller agrees to indemnify Buyer for the full amount of Taxes (including Additional Amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 12.06(c), and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be.

(d) If a Person acquires any of the rights and obligations of Buyer as an Eligible Assignee under this Agreement, and such Person is not organized under the laws of the United States, any state thereof or the District of Columbia (a “Non-U.S. Person”), such Non-U.S. Person shall deliver to Seller on or before the date on which such Person becomes a party to this Agreement, two duly completed and executed copies of, as applicable, IRS Form W-8BEN or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS. If the Non-U.S.

Person is eligible for and wishes to claim exemption from or reduction in U.S. federal withholding tax through benefit of a treaty, such Person shall deliver a Form W-8ECI. If the Non-U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest,” such Person shall deliver both the Form W-8BEN and a statement certifying that such Person is not a bank, a “10 percent shareholder” or a “controlled foreign corporation” within the meaning of Section 881(c)(3) of the Code. If any previously delivered form or statement becomes inaccurate with respect to the Non-U.S. Person that delivered it, the Non-U.S. Person shall promptly notify Seller of this fact.

(e) Without prejudice to the survival or any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 12.06(e) shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations. Nothing contained in this Section 12.06(e) shall require Buyer to make available any of their tax returns or other information that it deems to be confidential or proprietary.

(f) Promptly after Seller pays any taxes referred to in this Section 12.06, Seller will send Buyer appropriate evidence of such payment.

(g) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Article 12 shall apply to Eligible Assignees and Participants and survive the termination of the Repurchase Documents and the indefeasible payment in full of the Repurchase Obligations.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than Net Income taxes and franchise taxes of Buyer), fees, costs, expenses (including reasonable legal fees and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the “Indemnified

Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Underlying Asset Documents, the Purchased Assets, the Underlying Entities or Underlying Assets, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, Structural Agreement, Underlying Asset Document or any Transaction (ii) any claims, actions or damages by an Obligor or lessee with respect to a Purchased Asset or an Underlying Asset, (iii) any violation or alleged violation of, non-compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any Person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Underlying Asset Document or Underlying Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Underlying Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Underlying Asset or Mortgaged Property, (x) any taxes attributable to the execution, delivery, filing or recording of any Repurchase Document, Underlying Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset, Underlying Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any property or Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Obligor, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Underlying Asset Document relating to environmental matters in any way, or (xiii) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset or Underlying Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset or Underlying Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into.

(b) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c) An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within fifteen (15) Business Days after Seller receive such notices. The obligations of Seller under this Section 13.01 shall apply to Eligible Assignees and Participants and survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 13.02 Expenses. Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses, subject to any cap thereon as may be set forth in the Fee Letter) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Underlying Asset or Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01 Intent.

(a) The Parties intend (i) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (ii) for the grant of a security interest set forth in Article 11 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and (iii) that Buyer (for so long as Buyer is a “financial institution,” “financial participant” or other entity listed in Section 555, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “securities contract” and a “master netting agreement” including (x) the rights, set forth in Article 10 and in Section 555 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, (y) the right to offset or net out as set forth in Article 10 and Section 18.18 and in Sections 362(b)(6) or 362(b)(27) of the Bankruptcy Code, and (z) the non-avoidability of transfers made in connection with this Agreement as set forth in Sections 546(e), 546(f) and 546(j) of the Bankruptcy Code.

(b) The Parties acknowledge and agree that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate the Purchased Assets and terminate or accelerate such Transactions as described in Section 555 and 561 of the Bankruptcy Code.

(c) The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

Section 15.01 Disclosure. The Parties acknowledge that they have been advised and understand that:

(a) in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b) in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c) in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) in the case of Transactions in which one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Section 16.01 No Reliance. Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f) No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING AND ADMINISTRATION

Section 17.01 Servicing of Underlying Assets.

(a) During the period any Underlying Asset is subject to a Transaction hereunder, Seller agrees that the Servicer shall service such Underlying Asset for the benefit of Buyer.

(b) Seller, together with the Underlying Entities, shall contract with Servicer on Buyer’s behalf to service the Underlying Asset consistent with the degree of skill and care that the Seller customarily requires with respect to similar Underlying Assets owned or managed by it and in accordance with the Servicing Standard.

(c) As a condition precedent to Buyer funding any Transactions hereunder, and following the termination of Servicer pursuant to the terms hereof and upon the appointment of any successor Servicer, Seller shall provide promptly to Buyer (i) a Servicer Letter Agreement addressed to and executed by the applicable Servicer or Interim Servicer, as applicable, advising Servicer or Interim Servicer of such matters as Buyer may reasonably request, including, without limitation, (i) recognition by Servicer or Interim Servicer of Buyer’s indirect ownership interest in such Underlying Assets and the Servicing Agreement, (ii) that it owes its duties to the Buyer as indirect owner of the Underlying Assets (subject to the Underlying Entities interim right to direct and control servicing prior to an Event of Default under this Agreement or Servicer’s termination pursuant to Section 17.01(d)), (iii) agreement by Servicer or Interim Servicer to comply with the Servicing Standards, and (iv) that upon receipt of notice of an Event of Default from Buyer, Servicer or Interim Servicer will follow the instructions of Buyer with respect to the Underlying Assets and any related Income and Escrow Payments with respect thereto.

(d) Upon the occurrence of an Event of Default hereunder or a Servicer Termination Event, Buyer shall have the right to immediately terminate Servicer’s right to service the Underlying Assets without payment of any penalty or termination fee. The respective Seller shall cooperate and shall cause Servicer to cooperate in transferring the servicing of the Underlying Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any fees and expenses required to terminate the Servicing Agreement and transfer servicing.

(e) If Seller should discover that, for any reason whatsoever, Seller, Servicer or any entity responsible for managing or servicing any such Underlying Assets has failed to perform fully the Seller’s obligations under the Repurchase Documents or any of the obligations of such entities with respect to the Underlying Asset, the Seller shall promptly notify Buyer.

(f) Buyer shall have the right to appoint the Verification Agent or a third party to perform due diligence with respect to Servicer at any time. In addition to the foregoing, Seller shall permit Buyer and the Verification Agent (or third party) to inspect upon reasonable prior written notice at a mutually convenient time, Servicer’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that Servicer has the ability to service the Purchased Assets as provided in this Agreement. In addition, at any time that Servicer is not an Affiliate of Seller, Seller shall use its best efforts to enable Buyer and the Verification Agent (or third party) to inspect the servicing facilities of Servicer and to cause Servicer to cooperate with Buyer and/or its designees in connection with any due diligence performed by Buyer and/or such designees in accordance with this Section 17.01(f). Seller and Buyer further agree that all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with any due diligence or inspection performed pursuant to this Section 17.01(f) shall be paid by Seller.

Section 17.02 Program Administrator.

(a) Notwithstanding anything contained herein to the contrary, the parties hereby acknowledge and agree that certain of the obligations to be performed by or on behalf of Seller under this Agreement or any other Repurchase Document, shall be performed by Program Administrator acting on behalf of Seller to the extent that Program Administrator has the delegated authority under the Structural Agreements to perform such obligations. Program Administrator hereby agrees that, notwithstanding anything contained herein or in any other Repurchase Document or Structural Agreement to the contrary, if a Default or Event of Default has occurred, Program Administrator will not take any action or omit to take any action, or direct or instruct any other Relevant Party, or any of Trustee, Custodian, or any other service provider with respect to the Underlying Assets to take any action or omit to take any action, under this Agreement, any other Repurchase Document or any Structural Agreement, or otherwise with respect to the Underlying Assets without Buyer’s prior written consent and Buyer shall have the right to direct and instruct Program Administrator (and Program Administrator hereby agrees to act on such instruction), Trustee, Custodian, and each other service provider with respect to the Underlying Assets to take or omit to take all such actions; provided that Buyer shall have the right at all times during the term of this Agreement to instruct Program Administrator in all respects (and Program Administrator hereby agrees to act on such instruction) with respect to (i) declaring whether a Servicer Termination Event has occurred, (ii) waiving the occurrence of a Servicer Termination Event, and (iii) enforcing all rights and remedies arising under a Servicing Agreement following the occurrence of such Servicer Termination Event.

(b) If Seller should discover that, for any reason whatsoever, Program Administrator has failed to perform fully its obligations under any of the Repurchase Documents or the Structural Agreements, Seller shall promptly notify Buyer.

ARTICLE 18

MISCELLANEOUS

Section 18.01 Governing Law. This Agreement and any claim, dispute or controversy arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles other than Section 5-1401 of the New York General Obligations law.

Section 18.02 Submission to Jurisdiction; Service of Process. Buyer irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 IMPORTANT WAIVERS.

(a) SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE

REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER WHETHER OR NOT INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d) SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR

MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04 Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 18.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Use of Employee Plan Assets. Seller covenants that it will not use “plan assets” within the meaning of 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA in any Transaction.

Section 18.07 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s and Underlying Entities’ representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, Eligible Assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.08 Assignments and Participations.

(a) None of Seller nor any Underlying Entity shall sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt to do so without such consent shall be null and void.

(b) Buyer may at any time, without the consent of or notice to Seller or any Guarantor, sell participations to any Person (other than a natural person or Seller, any Guarantor or any Affiliate of Seller or any Guarantor) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c), but shall not be entitled to receive any greater payment thereunder than Buyer would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Seller’s prior written consent. To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c).

(c) Buyer may at any time, without consent of Seller or Guarantors but upon notice to Seller, sell and assign to any Eligible Assignee all or any portion of all of the rights and obligations or duties of Buyer under the Repurchase Documents. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit K (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).

(d) Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller.

(e) Buyer shall have the right to partially or completely syndicate and or all of its rights under the Agreement and the other Repurchase Documents to any Eligible Assignee.

Section 18.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates; provided that Buyer in its discretion may permit bare legal title in the Purchased Assets to remain with the Seller solely for the purpose of facilitating servicing. Subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or related Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective third-party service provider in respect of the Purchased Assets, any investor in any Guarantor, any Participant or any Eligible Assignee which, in each case, agrees to comply with this Section 18.10; provided, that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.11 No Implied Waivers. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer; provided that any amendment, waiver or modification to this Agreement shall require the executed acknowledgement thereto by each Underlying Entity. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Schedule 2 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day. A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.13 Counterparts; Electronic Transmission. This Agreement and any other Repurchase Document may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller or any Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller or any Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller or any Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 18.15 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a) Seller shall cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.

(b) Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c) If Seller fails to perform any of its Repurchase Obligations, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing, Seller will no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; provided that Buyer may elect to file such continuation statement, and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the opinion delivered pursuant to Section 6.01(a) or 6.02(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e) Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased

Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.16 Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.17 Termination. This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect Seller’s outstanding obligations to Buyer at the time of such termination, nor shall it affect the survivability of any provisions in this Agreement that, by their express terms, are intended to survive the termination of this Agreement or any of the other Repurchase Documents and the repayment in full of the Repurchase Obligations.

Section 18.18 Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller, on behalf of itself and each other Relevant Party, hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: (i) monies, securities, collateral or other property of Seller and each other Relevant Party and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller or such Relevant Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (ii) any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller or any other Relevant Party at any time existing, (iii) any obligation owed by Buyer or any Affiliate of Buyer to Seller or any other Relevant Party and (iv) any Repurchase Obligations or Indebtedness owed by Seller or any other Relevant Party and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller or any other Relevant Party, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of Seller or any other Relevant Party, without prejudice to Buyer’s right to recover any deficiency. Buyer, each Affiliate of Buyer and each Indemnified Person are each hereby authorized, upon any amount becoming due and payable by Seller or any other Relevant Party to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller or any other Relevant Party, any such notice being expressly waived by Seller and each other Relevant Party to the extent permitted by any Requirements of Law, to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Seller or any other Relevant Party under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover any deficiency. Seller and all other Relevant Parties shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Parties by Seller and all other Relevant Parties under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER AND EACH OTHER RELEVANT PARTY.

Buyer or any Indemnified Person shall promptly notify the affected Seller or Relevant Party after any such set-off and application made by Buyer or such Indemnified Person; provided that the failure to give such notice shall not affect the validity of such set-off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Person accounting to the other Person when the amount or obligation is ascertained. Nothing in this Section 18.18 shall be effective to create a charge or other security interest. This Section 18.18 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Person is at any time otherwise entitled.

Section 18.19 Power of Attorney. Each of Seller and each Underlying Entity hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets and other collateral pledged to Buyer hereunder and under the other Repurchase Documents as Buyer, at its option, may deem appropriate. Each of Seller and each Underlying Entity hereby appoints Buyer as its agent and attorney-in-fact to execute any such financing statement or statements in its name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, and sign assignments on behalf of it as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.19. Seller and each Underlying Entity shall execute and deliver to Buyer and power of attorney in the form set forth in Exhibit I attached hereto (“Power of Attorney”).

Section 18.20 Seller’s Waiver of Setoff. Seller hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.21 Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Underlying Assets, and the Relevant Parties, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, ordering BPOs at any time during the term of this Agreement, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller any other Relevant Party, the Underlying Asset Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the related Servicing Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Preliminary Information and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Underlying Assets, including ordering new credit reports and new appraisals on the Mortgaged Properties and otherwise regenerating the information used to originate and underwrite such Underlying Assets. Buyer may underwrite such Underlying Assets itself or engage a mutually acceptable third-party underwriter to do so. Seller shall be responsible for all due diligence costs and expenses incurred by Buyer.

Section 18.22 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.

Section 18.23 Joint and Several Repurchase Obligations.

(a) At all times when there is more than one Seller under this Agreement, Seller hereby acknowledges and agrees that (i) Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) the liability of Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of Seller, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations, (2) the failure to give notice to Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, or (5) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.23, result in the release or discharge of any or all of Seller from the performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Repurchase Documents and Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents, (iv) when making any demand hereunder against Seller, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Buyer to make any such demand or to collect any payments from any other Seller, or any release of any such other Seller shall not relieve Seller in a respect of which a demand or collection is not made or Seller not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Seller, and (v) on disposition by Buyer of any property encumbered by any Purchased Assets, Seller shall be and shall remain jointly and severally liable for any deficiency.

(b) To the extent that Seller (the “paying Seller”) pays more than its proportionate share of any payment made hereunder, the paying Seller shall be entitled to seek and receive contribution from and against any other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.23 shall not limit the duties, covenants, agreements, obligations and liabilities of Seller to Buyer, and, notwithstanding any payment or payments made by the paying Seller hereunder or any setoff or application of funds of the paying Seller by Buyer, the paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against any other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the paying Seller seek or be entitled to seek any contribution or reimbursement from any other Seller in respect of payments made by the paying Seller hereunder, until all Repurchase Obligations are paid in full. If any amount shall be paid to the paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Seller in trust for Buyer, segregated from other funds of the paying Seller, and shall, forthwith upon receipt by the paying Seller, be turned over to Buyer in the exact form received by the paying Seller (duly indorsed by the paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

(c) The Repurchase Obligations are full recourse obligations to Seller, and Seller hereby forever waives, demises, acquits and discharges any and all defenses, and shall at no time assert or allege any defense, to the contrary.

Section 18.24 Patriot Act Notice. Buyer hereby notifies Seller that Buyer is required by the Patriot Act to obtain, verify and record information that identifies Seller.

Section 18.25 Acknowledgement Of Anti-Predatory Lending Policies. Seller and Relevant Parties each have in place internal procedures that expressly prohibit their purchase of any High Cost Mortgage Loan.

Section 18.26 Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.27 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB doing business as Christiana Trust (“Christiana Trust”) not individually or personally, but solely as Trustee under the respective Underlying Entity Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the each Underlying Entity is made and intended not as a personal representation, undertaking and agreement by Christiana Trust but is made and intended for the purpose of binding only the respective Underlying Entity, (c) nothing herein contained shall be construed as creating any liability on Christiana Trust individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Christiana Trust be personally liable for the payment of any indebtedness or expenses of the Underlying Entities, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Underlying Entities.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Buyer

By:	/s/ Benjamin Peterson
	Name:	Benjamin Peterson
	Title:	Vice President

Signature Page to Master Repurchase Agreement – Wells/Angelo Gordon

SELLER:

AG MIT WFB1 2014 LLC

By:	/s/ Allan Krinsman
	Name:	Allan Krinsman
	Title:	General Counsel

Acknowledged and Agreed as to Section 17.02:

PROGRAM ADMINISTRATOR:

RED CREEK ASSET MANAGEMENT LLC

By:	Angelo, Gordon & Col, L.P.,
its Manager

By:	/s/ D. Forest Wolfe
	Name:	D. Forest Wolfe
	Title:	Authorized Signatory

Signature Page to Master Repurchase Agreement – Wells/Angelo Gordon